EXHIBIT 10.16


                                  OFFICE LEASE

1.  PARTIES

         1.1 This Lease is dated July 26, 2006, for reference purposes only and is entered into in the City of San Jose, County of Santa Clara, State of California, by and between

                                RPD ALMADEN, LLC,
                      a Delaware limited liability company

(hereinafter referred to as "Landlord") and

                    BRIDGE BANK NATIONAL ASSOCIATION, INC. ,
                            a California corporation

(hereinafter referred to as "Tenant").

2.  PREMISES

         2.1 In consideration of their respective agreements contained herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord premises consisting of the entire fourth floor of the building located at:

                              55 Almaden Boulevard
                              San Jose, California

comprising a total of approximately 17,570 rentable square feet, designated as Suite 400 and depicted in Exhibit "A" attached. Said premises are herein referred to as the "Premises" and the building in which the Premises are located is herein referred to as the "Building".

3.  TERM

         3.1 The Term of this Lease shall be for a period of one-hundred twenty two (122) months commencing on the date defined in Article 4. If the Term expires on a date other than the last day of the month, the Term shall continue up to and including the last day of that month. If the Term expires on a day which falls on a weekend, the Term shall continue up through and including Sunday.

4. LEASE COMMENCEMENT

         4.1 The Term of this Lease shall commence on November 1, 2006.

         4.2 The Lease Commencement Date and Lease Expiration Date as prescribed herein shall be confirmed by Landlord to Tenant in a written Confirmation of Lease Commencement which shall be prepared by Landlord in substantially the form of Exhibit "D" attached hereto, served on Tenant, executed by Tenant, returned to Landlord and attached to this lease after the Lease Commencement Date has occurred. Tenant's failure to execute and return the Confirmation of Lease Commencement within fifteen (15) days after service by Landlord shall be deemed approval by Tenant of all information set forth therein.

         4.3 Upon the full execution of this Lease and delivery by Tenant to Landlord of evidence of insurance required by Tenant and its contractors to be carried hereunder, Tenant shall have the right to possession of the Premises for the work referenced in Exhibit "F" attached hereto. Once such work has been substantially completed, Tenant shall have the right to occupy the Premises, prior to the Commencement Date, without the payment of Monthly Rent, prior to the Commencement Date (and the same shall be referred to as the "Early Occupancy Period").

5.  RENT

         5.1 Commencing on the first day of the Term of this Lease, Tenant shall pay to Landlord as monthly installments of Rent in advance, due and payable on the first day of each calendar month in lawful money of the United States the following sums ("Base Rent"):

         _______________________________________________________________________

         MONTHS          BASE RENT PER SQUARE FOOT       MONTHLY RENT
         _______________________________________________________________________
         1 - 12          $0.00                           $0.00
         _______________________________________________________________________
         13 - 24         $2.10                           $36,897.00
         _______________________________________________________________________
         25 - 36         $2.16                           $37,951.20
         _______________________________________________________________________
         37 - 48         $2.22                           $39,005.40
         _______________________________________________________________________
         49 - 60         $2.29                           $40,235.30
         _______________________________________________________________________
         61 - 72         $2.36                           $41,465.20

         _______________________________________________________________________
         73 - 84         $2.43                           $42,695.10
         _______________________________________________________________________
         85 - 96         $2.50                           $43,925.00
         _______________________________________________________________________
         97 - 108        $2.58                           $45,330.60
         _______________________________________________________________________
         109 - 120       $2.66                           $46,736.20
         _______________________________________________________________________
         121 - 122       $2.74                           $48,141.80
         _______________________________________________________________________


         5.2 All rent, including Base Rent and escalation, due under this Lease shall be paid at the address set out after the name of the Landlord or such other address as may be designated in writing by Landlord.

If the date of commencement occurs on a day other than the first day of a calendar month, the rent for such first month shall be prorated at the monthly rate agreed upon in this lease agreement divided by the total number of days in the first month times the number of days occupied during the first month.

If the date of expiration occurs on a day other than the last day of a calendar month, the rent for such last month shall be prorated at the monthly rate agreed upon in this lease agreement divided by the total number of days in the last month times the number of days occupied during the last month.

6. TAXES AND OPERATING EXPENSES ESCALATION

         6.1 Tenant shall pay to Landlord its pro rata share (as defined in Section 6.2 below) of (i) the following expenses listed hereinbelow, and (ii) only such other expenses as are normally and ordinarily incurred in connection with the ownership and operation of the Property ("Expenses"). In order to be included in Expenses, such expenses must be paid or incurred, by Landlord on the Building, land, parking, and appurtenant site improvements whereon the Premises are located (the "Property"), and then only to the extent the Expenses exceed the expenses paid or incurred in the calendar year 2007, hereinafter defined as "Base Year".

                6.1.1.All real property taxes paid by Landlord that are levied upon and/or assessed against the Property, including any taxes which may be levied on rents (other than state or federal income taxes), the use or occupation of the Building, vehicles utilizing parking areas, the making of this Lease, and the occupancy of Tenant, Tenant shall be responsible for and charged separately for any real property tax assessed on tenant improvements installed by Tenant in accordance with Article 13 herein. If the local taxing authority issues a separate tax statement for Tenant's improvements, Tenant shall pay those taxes directly prior to delinquency. Notwithstanding the foregoing, the following shall be excluded from real property taxes as defined herein:

                (a) Any charges or penalties or interest accrued through Landlord's nonpayment or late payment of taxes or assessments.

                (b) Any taxes arising from or applicable to all other real and personal property of the Landlord.

                (c) Any real property tax assessed on tenant improvements installed by or at the cost and expense of any other tenant of the Building.

                6.1.2 Any tax, fee, charge, or excise, however designated, by any governmental or public authority applicable to the Property that is a direct or indirect substitute in whole or in part for or in addition to real property taxes. Estate, inheritance, transfer, gift, or franchise taxes levied on Landlord shall not be included in Expenses, provided such taxes are not levied to replace real property taxes, or relate to environmental or energy charges.

                6.1.3 If, during the Term of this Lease, Landlord makes capital improvements to the Building, Premises, or common areas as required by any new or existing federal, state, city, or county legislation for reasons of energy conservation, handicapped access, or other reasons of public heath, safety, and welfare, Landlord may amortize such capital improvement costs over the reasonable life of the capital improvement period and include the amortized cost in Expenses. Any work necessary to correct latent defects in the Building or to correct Landlord's failure to construct the Building in accordance with applicable building codes and standards, shall be excluded from Expenses. Expenses shall not include costs incurred by Landlord to cure violations of applicable building codes and standards that existed prior to the date hereof.

                6.1.4 All insurance premiums of fire, earthquake, extended coverage, liability, and any other insurance that Landlord reasonably maintains on the Building.

                6.1.5 The cost of all Building services, including, without limitation, elevator maintenance, engineering wages and benefits, maintenance and repair, supplies, janitorial wages and benefits, utilities for heating and ventilation, window cleaning, miscellaneous operating expenses, landscaping and common area expenses, security, utilities provided to all common areas, the salaries of the building manager and other building and parking personnel, and administration and management fees, provided, however, that any annual increase in Tenant's Pro-Rata Share of administration and management fees shall not exceed four percent (4%) on a cumulative basis. Any building services may be performed by Landlord or its affiliates or agents provided such charges and fees do not exceed those charges and fees of independent contractors in similar buildings in the downtown San Jose area.

         6.2 Tenant's pro rata share of Taxes and Operating Expenses shall be dividends of those fractions represented by Tenant's total net rentable square feet as of Lease Commencement Date (defined as 17,570 Square Feet) increased by the portion of any Expansion Space upon exercise of any Expansion Option, divided by the total net rentable square feet of the building (134,980 Square Feet which based on space originally leased would be 13.02%), (hereinafter "Tenant's Pro-rata Share"). If less than one hundred percent (100%) of the net rentable area of the building is serviced as applicable during any calendar year or portions thereof, there will be a proportional decrease to the total net rentable area of the building for variable expenses only based on the ratio of the Tenant's total net rentable square footage bears to the total net rentable area of the Building actually serviced as applicable. Variable expenses shall be defined as all utilities, janitorial, janitorial supplies, window cleaning, Building services, and Building supplies which are provided to the Property. Therefore, Tenant is only responsible for its pro rata share of expenses on occupied or serviced areas and not for vacant areas, which is Landlord's responsibility.

         6.3 The amount of additional Rent to be paid by Tenant shall be determined and payable as follows:

                6.3.1 Within one hundred and twenty (120) days after the end of each calendar year during the Lease Term, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the preceding calendar year which shall become the current year's estimate of Operating Expenses ("Estimated Expenses"), and Landlord's statement of Tenant's Pro- rata Share of the increase, if any, in the Estimated Expenses over the Base Year Expenses (the "Excess Expenses"). For purpose hereof, the term "Base Year Expenses" shall mean the Expenses incurred during calendar year 2007.

                6.3.2 If the Estimated Expenses as determined for any calendar year are less than the actual Operating Expenses incurred by Landlord during that calendar year, then Tenant shall pay its Pro- rata Share of such difference within thirty (30) days on receipt of Landlord's statement delivered pursuant to Subparagraph 6.3.1.

                6.3.3 Tenant shall also pay, within thirty (30) days of receipt of such statement, an amount equal to one-twelfth (1/12th) of its Pro-rata Share of the Excess Expenses times the number of months (including the month in which payment is made) since the first such month of the year.

                6.3.4 Thereafter, with each payment of Rent, Tenant shall pay one-twelfth (1/12) of its Pro-rata Share of the Excess Expenses.

                6.3.5 If the Estimated Expenses as determined for any calendar year exceed the actual operating Expenses incurred by Landlord during that calendar year, then Tenant's Pro-rata Share of such difference shall be credited against its next payment of Base and additional Rent.

                6.3.6 Landlord's and Tenant's obligation to make any payment pursuant to subparagraph 6.3.2 and 6.3.5 above shall survive the termination of this Lease. If after termination of this Lease, actual Operating Expenses for the calendar year of the termination are less than Estimated Expenses for such year, Landlord shall, within ten (10) days of Landlord's calculation of the actual Operating Expenses, pay Tenant in cash its Pro-rata Share of such difference. If actual expenses are higher than Estimated Expenses, then Tenant shall, within ten (10) days of Tenant's receipt of Landlord's calculation of the actual Operating Expenses, pay Landlord in cash its Pro-rata Share of such difference. Any payment pursuant to this subparagraph shall be prorated based upon the number of months of the Term in the year of termination.

         6.4 Landlord shall maintain complete and accurate records of all Expenses. Tenant or its representative shall have the right to inspect Landlord's records of the Expenses once each year during reasonable business hours and following fifteen (15) days' notice to Landlord.

7. FIRST MONTH'S BASE RENT

         7.1 Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Thirty Six Thousand Eight Hundred Ninety Seven and No/100 Dollars ($36,897.00) which shall be credited to the first monthly installment of Base Rent due under section 5.1 hereof.

8. LATE CHARGE

         8.1 Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Pro-rata Share of Operating Expense increases, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of Base Rent, Tenant's Pro-rata Share of Operating Expense increase, or any other sum due from Landlord shall not be received by Landlord or Landlord's designee within five
(5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

9.  USE

         9.1 Tenant shall use and occupy the Premises during the Term for retail and non-retail banking and general office and related purposes and no other purposes without the prior written consent of Landlord. Tenant shall not use, suffer or permit the Premises or any part thereof to be used for any other purpose or purposes without obtaining written consent of Landlord, which consent shall not be unreasonably withheld.

         9.2 Nothing contained in this Lease shall be construed to prohibit or limit Landlord from using or leasing any portion of the Building, development, or project of which the Premises are a part, or any other property owned or controlled by it, for any lawful purpose.

         9.3 Should Tenant commit or permit any act or acts upon the Premises or use the Premises or permit the Premises to be used in any manner which will increase the existing rate of insurance on the Building, any part thereof or its contents or any part thereof, such additional expense shall be paid by Tenant to Landlord within ten (10) days of delivery to Tenant of notice of such increase. Tenant shall not, however, commit any acts which will cause the cancellation of any insurance policy. Tenant shall not sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policies, as such now or are hereafter provided, covering the Building, any part thereof, or its contents.

         9.4 Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building in which the Premises are located. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose that is deemed to be in violation of any laws, ordinances, regulations or rules of any public authority or organization at any time. A judgment of any court of competent jurisdiction or the admission by Tenant in any judicial or administrative action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, or rules in the use of the Premises shall be deemed to be a conclusive determination of that fact between Landlord and Tenant.

         9.5 Upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted.

10. BUILDING SERVICES

         10.1 Landlord agrees to furnish heating, ventilating and air conditioning to the Premises to an extent lawfully permitted for the comfort and occupation of the Premises to during the hours 7:00 a.m. to 6:00 p.m., Monday through Friday and from 9:00 a.m. through 3:00 p.m. on Saturdays, legal holidays excepted. Tenant agrees to keep the corridor doors closed. Tenant agrees not to install any equipment which gives off heat in an amount which would place an overload on the central building facilities; and in all respects to conform with any reasonable rules and regulations Landlord shall make for the use of the heating and air conditioning systems and will not install equipment which would place an overload on the structure of the Building, provided however, that Tenant shall be entitled to install air conditioning ducting and equipment to service that portion of the Premises containing Tenant's computer equipment, provided that Tenant shall otherwise comply with the requirements of Article 12 of this Lease. Tenant will have the right to require and pay for at its cost and expense heating and air conditioning delivered to the floor or floors in which its Premises are located at times other than those specified herein, provided it gives Landlord twenty-four (24) hours notice of such requirements during weekdays and forty-eight (48) hours during weekends and holidays. The current cost is $55.00 per hour and the same may be increased from time to time to the extent Landlord's actual costs for same are increased.

         10.2 Landlord shall provide water, electricity, and use of elevators twenty-four (24) hours per day, seven (7) days a week.

                10.2.1 Landlord shall maintain, in good condition and repair, the following:

                         (a) The structural parts and exterior walls of the Building, which structural parts include the foundations, bearing walls, subfloor, roof, and windows (except if caused by acts of Tenant or its invitees).

                         (b) The unexposed electrical, plumbing and sewage systems including without limitation, those portions of the systems lying outside Premises;

                         (c) Utilities and building standard lamp replacement on a scheduled basis;

                         (d) Heating, ventilating and air conditioning systems of the Building;

                         (e) The landscaping, parking, loading areas, walks and driveways of the Property; and

                         (f) Elevators, except for Tenant's private elevator inside of Tenant's first floor premises. Landlord shall complete the functional upgrades to the building elevators, including recladding the interiors, replacement of buttons and indicator lights.

         10.3 Landlord agrees to furnish, or cause to be furnished, the Premises with electricity necessary for lighting and fractional horsepower office machines, water, and elevator service in the Building and the Premises. Janitorial service will be furnished five (5) times weekly, legal holidays excepted, time and days to be at Landlord's option, provided that Landlord shall cause the janitorial service provider to adhere to Tenant's security policies and procedures with respect to the Premises, and that Tenant shall provide Landlord with written copies of said security policies and procedures Window cleaning, inside and outside, will be furnished two (2) times per year. No electric current will be furnished for high-energy consumption equipment such as electronic business machines or computers (other than electric typewriters, word processors, adding machines, copy machines, fax machines, or desk-top computers using 110 volts) or for hot plates or electric heaters (see Exhibit "B" attached hereto).

         10.4 If Tenant shall require electric current for purposes other than those specified above, it is understood that Landlord may cause an electric meter to be installed in the Premises for that equipment and kept in repair at the sole cost and expense of the Tenant, so Tenant agrees to pay Landlord for all such electric current consumed for any such other purposes at the rates charged for similar services by the local public utility plus any additional expense incurred in installing and maintaining such meter and keeping account of the current so consumed. Statements of Landlord for such consumption of electric current shall be rendered to Tenant not less frequently than quarter annually, and final statements shall be rendered to Tenant on or before the last days of the fourth month after expiration of the Lease. The amount of such statements shall be paid by Tenant within fifteen (15) days after the same have been rendered.

         10.5 Landlord shall not be liable for any damage to person or property of any nature whatsoever, or compensation or claim for abatement of Rent or otherwise by reason of any inconvenience, annoyance, injury, or loss arising from the installation, operation, and maintenance of any equipment or service provided under this Article 10 or otherwise or from any failure to keep said equipment or service in operation when such failure is occasioned by act or neglect of Tenant or by repairs, removals, improvements needful in the judgment of Landlord or by any power failure, labor controversy or by any accident or casualty whatsoever, or for any other reason whatsoever and howsoever occurring beyond Landlord's reasonable control. If interruptions, curtailment or stoppage of any equipment or service extends beyond five (5) working days after written notification is received by Landlord and is caused by Landlord or its agents', employees', or contractors' negligence in properly maintaining or otherwise timely commencing repair of any item of equipment, then Tenant shall be entitled to a pro rata adjustment of rent for the period of any such curtailment or stoppage of service.

         10.6 Landlord shall not be required to furnish and Tenant shall not be entitled to receive any such service provided for in this Article 10 during any period when Tenant is in default under the provisions of this Lease.

         10.7 Tenant shall have the right, at its sole cost and expense, to install up to two (2) small satellite dishes on the roof of the Building, upon the execution and delivery by Landlord and Tenant of a Satellite Installation Agreement ("Satellite Agreement") attached hereto as Exhibit "G".

11. CONDITION OF PREMISES AND REPAIRS

         11.1 Tenant shall be deemed to have agreed by accepting occupancy that the Premises are in good order, condition, and repair except for latent defects and except for items as to which Tenant has notified Landlord in writing prior to the date on which Tenant occupies the Premises. Tenant, at Tenant's expense, shall keep the Premises in good order, condition, and repair, including all fixtures, and equipment installed by Tenant except for normal wear and tear. In the event Tenant fails to maintain the Premises in good order and repair, except for reasonable wear and tear, Landlord shall give Tenant notice to make such repairs or perform such maintenance as Landlord deems appropriate in its commercially reasonable discretion. In the event Tenant fails to do so within fifteen (15) days of receipt of notice, or if such repairs cannot be reasonably made within such a period and if Tenant has not commenced to make the repairs and /or has not diligently prosecuted the repairs to completion, Tenant shall be in material breach and default of this Lease, and Landlord shall have the option, but not the obligation, to make such repairs or perform such maintenance at the expense of Tenant and the cost thereof shall be deemed to be, and shall be paid, as additional rent, with the rent next due following the delivery of notice to Tenant of said cost. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of making any such repairs or performing such maintenance. Landlord's right to perform such repair is in addition to a cumulative with all other rights Landlord has hereunder and at law and in equity, and Landlord may elect to utilize any number of such other remedies with or without so performing such work.

         11.2 Exhibit "F" (the "Work Letter") sets forth Landlord's obligation for the payment of a Construction Allowance (as defined in the Work Letter).

12.  ALTERATIONS

         12.1  Tenant,  at  its  expense,   may  make  changes,   additions  and
improvements to the Premises provided any change, addition or improvement shall:

                    (a) Be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which shall include approval of space plans and final working drawings, if applicable; and

                    (b) comply  with  all  applicable  governmental  regulations and carry certification from the Tenant's designer or architect that the changes, additions or improvements to the Premises, to the best of the certifier's knowledge, meet the requirements of the Americans with Disabilities Act; and

                    (c) equal or exceed the current  construction  standards for the building; and

                    (d) be performed by licensed  contractors who have, prior to commencing work, delivered to Landlord evidence of insurance coverage in amount and form satisfactory to Landlord, which current insurance requirements are described in Article 12.1.1 of this Lease.

         12.2 Notwithstanding anything contained in Section 12.1 to the contrary, Tenant shall not be responsible for the cost of any upgrades or alterations to the Building outside of the Premises, that may result from Tenant's Alterations within the Premises, including, but not limited to upgrades or alterations to the fire and life safety systems within the Building, compliance with the Americans With Disabilities Act ("ADA"), or other building codes or ordinances. If Landlord is required to perform any upgrades or alterations to the Building outside of the Premises as a result of Tenant's Alterations within the Premises, then Landlord shall be entitled to include the cost of such upgrades or alterations within Expenses in accordance with requirements of Article 6 of this Lease.

         12.1.1 COMMERCIAL GENERAL LIABILITY INSURANCE - Landlord's current insurance requirements for contractors working in the Building, which may be changed from time to time as is reasonably necessary, are as follows:

Each contractor or subcontractor shall secure and maintain, at its own expense, a commercial general liability policy which insures against bodily injury, property damage, personal injury and advertising injury claims arising from work conducted or service provided on behalf of the Tenant, with a combined single limit of $1,000,000 per occurrence, a general aggregate limit of $2,000,000, and a products/completed operations aggregate limit of $2,000,000. Any general aggregate limit shall apply per project (contractor). Such insurance shall
include    Landlord,    Landlord's   Agents   or    Representatives    and   the
Engineer/Architect as additional insureds and certificate holders. Such insurance shall include the following coverage extensions:

         (a) Contractual  liability;  (b) Broad form property damage  liability;
         (c) Personal and advertising injury liability; and
         (d) Coverage for liability arising from independent contractors.

Contractor's completed operations insurance shall remain in effect for two years after completion of work on behalf the Landlord. Coverage may not be written on a claims made basis without prior approval of Landlord.

HIGH RISK

Any contractors or subcontractors whose work or services listed on the "High Risk Schedule" designated by Landlord are required to provide a combined single limit of $5,000,000 per occurrence, a general aggregate limit of $5,000,000 and a products/completed operations aggregate of $5,000,000. All other requirements remain unchanged.

BUSINESS AUTO LIABILITY

Contractors and subcontractors shall secure and maintain, at their own expense, a business auto liability policy which insures against bodily injury and property damage claims arising out of maintenance, use or operation of "any auto." A combined single limit of liability for bodily injury and property damage of $1,000,000 per accident shall be furnished. Such insurance shall include Landlord and Landlord's Agents or Representatives as additional insureds and certificate holders.

WORKERS COMPENSATION & EMPLOYERS LIABILITY

Contractors and subcontractors shall secure and maintain, at its own expense, workers compensation insurance and employers liability insurance. The workers compensation insurance must satisfy the Contractor's/Subcontractor's workers compensation obligation to its employees in the states in which they operate on the Tenant's behalf. Employers liability insurance must be secured with minimum limits of $1,000,000 for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and a $1,000,000 policy limit for bodily injury be disease or by Contractor's/Subcontractor's employees.

CERTIFICATE OF INSURANCE

Contractors/Subcontractors shall furnish certificates of insurance, evidencing such policies required above prior to commencement of work or services and prior to each renewal thereafter. Such insurance shall be written with insurers licensed to do business in the state in which the property is located, with a Best Insurance Reports rating of "A," "VIII" or better unless otherwise approved by Landlord, Landlord's Agents or Representatives. Such policies shall be endorsed and such certificates shall provide that no cancellation, non-renewal or material reduction in coverage can take effect unless 30 days prior written notice by registered mail to furnished to the Landlord.

                12.1.2Tenant or Tenant's contractor(s) shall apply for and obtain any and all permits required for any alteration, and shall submit a copy of each permit to Landlord upon receipt. Copies of the signed, approved inspection records and permits shall be provided to Landlord at the completion of work. If applicable, Tenant shall also provide Landlord a copy of the Certificate of Occupancy issued by the Building Department upon completion of the work and prior to Tenant's occupancy of the Premises.

                12.1.3Within sixty (60) days of the completion of any alterations to the Premises, Tenant shall provide Landlord with a copy of the construction contract for the alteration along with copies of lien releases evidencing Tenant's full payment under that contract.

                12.1.4Within sixty (60) days of completion of any alterations to the Premises, Tenant shall provide to Landlord one (1) set of reproducible "as built" drawings and two (2) "as built" copies of drawings showing all alterations, improvements, and changes to the Building and Premises.

         12.2 Tenant shall have the right at any time during the Term of this lease to remove its trade fixtures and personal property from the Premises provided that Tenant is not then in default of any of its obligations hereunder and provided such removal shall not damage or mar the Premises. Tenant, upon the termination of this lease or the expiration of the Term hereof or upon vacating the Premises for any reason, shall quit and surrender the Premises in the condition Tenant received the Premises from Landlord, reasonable wear and tear excepted. Upon the termination of this Lease or the expiration of the Term, Landlord shall have the option to require Tenant to remove from the Premises, at Tenant's expense, all trade fixtures placed on the Premises by Tenant, with the Premises thereafter to be restored or repaired as required in Article 11.1 by Landlord, at the expense of the Tenant. Provided however, that Tenant shall not be required to remove the exiting vault located within the interior of the Premises.

         12.3 Tenant shall keep the Premises and the Building of which the Premises are a part free and clear of any liens and shall indemnify, hold harmless, and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event any lien is filed, Tenant shall do all acts necessary to discharge any lien within ten (10) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord within ten (10) days of filing the lien such security as Landlord shall demand to insure the payment of the lien claim. In the event Tenant shall fail to pay any lien claim when due or shall fail to deposit the security with Landlord within the aforesaid ten (10) day period, the Tenant shall be in default of this Lease. In addition to any other remedies Landlord may have under this Lease for the default, Landlord shall also have the right to expend all sums reasonably necessary to discharge the lien claim and to notify the Tenant of the amount of such sums. Thereafter, Tenant shall pay as additional rental, when the next rental payment is due, all sums expended by Landlord in discharging any lien, including actual attorneys' fees and costs.

13.  TAXES

         13.1 Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except taxes attributed to Landlord's tenant improvement allowance given to Tenant, if any. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed or taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall have the right to contest such taxes. If the local taxing authority issues a separate tax statement for Tenant's improvements, Tenant shall pay those taxes directly prior to delinquency. Failure of Tenant to so pay timely all or any part of the taxes it is obligated to pay hereunder shall be a material breach and default of this Lease.

14. ASSIGNMENT AND SUBLETTING

         14.1 Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

         14.2 If Tenant wishes to sublet any portion of the Premises ("Proposed Sublease Space"), Tenant shall give to Landlord, at least fifteen (15) days prior to the proposed effective date of such subletting ("Proposed Effective

Date") a notice of intention to sublease ("Notice of Intention"), which states the Proposed Effective Date and fully describes the Proposed Sublease Space and the proposed subtenant. Tenant shall also provide Landlord any additional information requested by Landlord concerning the proposed sublease or the proposed sublessee immediately upon request.

         14.3 If Tenant wishes to sublet the whole Premises for the entire remaining term, as to the whole Premises, Landlord shall have the right, to be exercised by giving notice ("Recapture Notice") to Tenant within fifteen (15) working days after receipt of Tenant's Notice of Intention, to recapture the Premises. If such Recapture Notice is given, it shall serve to cancel and terminate the entire remaining Term of this Lease as of the Proposed Effective Date and as fully and completely as if said Date had been definitely fixed for the expiration of the Term of this Lease and all option rights of Tenant under this Lease with respect to the space shall also terminate retroactively as of the date Tenant gave its Notice of Intention. If such Recapture Notice is not given within 15 working days after receipt of Tenant's Notice of Intention, then approval to sublease shall be deemed given.

         14.4 As to a portion of the Premises, upon receiving Tenant's Notice of Intention, Landlord will not unreasonably withhold or delay its consent to Tenant's subletting the Proposed Sublease Space pursuant to the proposed agreement as provided in its Notice of Intention subject, however, to all the other provisions of this Article.

         14.5 In the event of any assignment or sublease of all or any portion of the Premises ("Transferred Space") where the rental reserved and all other consideration paid by or on behalf of the assignee or subtenant for such assignment or sublease, no matter how characterized and without regard to whether such appears in the assignment or sublease, exceed or are in addition to the rental reserved in the Lease or prorate portion of such rental, as the case may be, for such Transferred Space, Tenant shall pay Landlord, as additional rent, immediately after Tenant receives the same, fifty percent (50%) of such excess after first deducting the cost, amortized on a straight line basis over the remaining term of the Lease, of (i) the Broker's commission paid by Tenant with regards to the transfer; (ii) the cost of improvements made to the Premises by Tenant at Tenant's expense for the purpose of subletting or assigning.

         14.6 Regardless of the Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

         14.7 Tenant shall have the right to enter into a sublease, subject to the Landlord's approval as defined herein and which approval will not be unreasonably withheld or delayed, provided that the proposed tenant is generally compatible with the use and tenant mix of the Building and that existing tenants would not be materially adversely affected by the sublease tenant's use and occupancy of the Premises. Tenant shall not sublease the Premises to any other Tenant that is prohibited by virtue of restrictive clause(s) in any other tenant lease and Landlord reserves the right to deny the right to sublease to such tenant(s) unless express permission and waiver are received from the tenant or tenants holding such restrictive clause(s). For purpose of this Section 14.7 any use permitted in Section 9.1 shall be deemed a compatible use and tenant mix of the building.

         14.8 If Tenant is a corporation (other than a corporation which has fifty (50) or more shareholders and tangible assets of One Million Dollars ($1,000,000) or more in fair market value), or is an unincorporated association or partnership (other than a partnership which has fifty (50) or more partners and tangible assets of One Million Dollars ($1,000,000) or more in fair market value), then the transfer, assignment, or hypothecation of any stock or interest in such corporation or partnership in the aggregate during the Term of this Lease in excess of thirty-three and one-third percent (33-1/3%) shall be deemed an assignment within the meaning and provisions of this section 14.

         14.9 Notwithstanding the foregoing, Landlord shall consent to an assignment, sublease, sale or transfer if the notice from Tenant states that Tenant desires to assign the Lease, sublease the Premises, or transfer its stock, to any entity into which Tenant: (i) wholly owns or controls Tenant; (ii) is wholly owned or controlled by Tenant; (iii) is under common ownership or control with Tenant; or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold (a "Permitted Transferee"), provided that if the Tenant does not continue in existence as the Tenant under the Lease (a) the transferee executes, acknowledges and delivers to Landlord an agreement whereby the transferee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the transferee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and (b) the transferee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such transfer which is at least equal to the lesser of: (a) One Hundred Million and No/100 Dollars ($100,000,000) or (b) the net worth (as so determined) of Tenant:

(1) at the commencement of this Lease or (2) immediately before such transfer; whichever is greater. Notwithstanding anything to the contrary in this paragraph, Tenant shall not be released from liability as a result of any such assignment, sublease, sale or transfer.

         14.10 Attorney's Fees: In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed One Thousand Dollars ($1000.00) for each such request.

15. HOLDING OVER

         15.1 Any holding over after the expiration of this Lease by Tenant with the consent of the Landlord shall be deemed to be a tenancy from month to month and except for the Term thereof shall be on the same terms and conditions specified herein, so far as applicable, except for Rent which shall be at 125% of the rent due under this agreement.

16.  NOTICES

         16.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by first class, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission with written confirmation of successful transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord or Tenant hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord or Tenant may from time to time hereafter designate by written notice to the other party.

         16.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by first class mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

         16.3   Notices for Landlord shall be addressed to:

                           RPD Almaden, LLC
                           c/o Dinapoli Capital Partners
                           One Almaden Blvd., Suite 501
                           San Jose, CA 95113
                           Attention: Rob Cullen

         16.3 Notices for Tenant, prior to its occupancy of the Premises, shall be addressed to:

                           BRIDGE BANK NATIONAL ASSOCIATION, INC.
                           55 Almaden Boulevard
                           San Jose, California 95113
                           Attn: Ken Silveira

                  cc:      Groom & Cave, LLP
                           1570 The Alameda, Suite 100
                           San Jose, CA 95126
                           Attn:  Thomas R. Cave, Esq.

17.  SIGNS

         17.1 Subject to the approval of Landlord which shall not be unreasonably withheld, and further subject to approval by any and all governmental agencies having jurisdiction, Tenant shall have the right to install a facade lobby sign in the lobby of the Building to identify the location of the Tenant's first floor office. Such sign shall spell out Tenant's name and/or contain Tenant's logo, and shall be installed at Tenant's sole cost and expense. If installed, the sign shall be placed in the location set forth on Exhibit "E" attached, which sign shall be deemed to have been approved by Landlord as to location only. The foregoing signage is personal to the originally named Tenant and to any Permitted Transferee.

         17.2 Tenant, at its sole cost and expense, shall maintain in good condition all signs installed by or for Tenant on and within the Building or

Property. Tenant shall pay all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, and such signs shall be legally permitted to be installed. Tenant agrees to exonerate, save harmless, protect and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions for any damage or injury to person or property caused by the erection and maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which Tenant is required to furnish under Sections 20.1 and 20.2 hereof:

18. RIGHT OF ENTRY

         18.1 Landlord and its agents shall have the right upon reasonable advance notice to Tenant, during normal business hours, and when accompanied by Tenant, except for janitors, emergencies, and in response to Tenant's request for repairs, to enter upon the Premises with Tenant's permission for the purposes of inspection, serving, or posting notices, maintaining the Premises, making any necessary or appropriate repairs, complying with laws, ordinances and regulations or protecting the Premises. Landlord and its agents shall have the right upon twenty four (24) advance notice to Tenant, during normal business hours, and when accompanied by Tenant, to enter upon the Premises for the purpose of making alterations, or additions to any portion of the Premises (including the erection and maintenance of scaffolding, partitions, and repair equipment as shall be required), , or for any other lawful purpose, including showing the Premises to prospective purchasers or tenants, so long as such entry and activity do not interfere with the business activities of Tenant on the Premises. Tenant shall not, in such event, claim or be allowed or paid any damages for any injury or inconvenience occasioned thereby.

19. INDEMNIFICATION

         19.1 Tenant shall indemnify and hold harmless Landlord from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default to the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, and from all costs, attorneys fees, and liabilities, incurred in or about the defense of any such claim or any action or proceeding brought thereon. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than Landlord's, or its employees, agents, contractors, or invitees negligence or intentional misconduct; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord of any casualty or accident in the Premises of which it has knowledge or notice. This indemnity is conditioned upon Landlord giving Tenant prompt notice of any claim being asserted or claimed against Landlord for which Tenant might be called upon to indemnify Landlord.

         19.2 Landlord shall defend, indemnify and hold harmless Tenant from any and all claims arising from Landlord's work, or other things done, permitted or suffered by Landlord in or about the Premises, and shall further defend, indemnify and hold harmless Tenant against and from any and all claims arising from any breach or default to the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or negligence of the Landlord, and from all costs, attorneys fees, and liabilities, incurred in or about the defense of any such claim or any action or proceeding brought thereon. Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

20.  INSURANCE

         20.1     Landlord's Insurance - Landlord shall secure and maintain:

                  (a) All risk property insurance on the Property, including the Premises and the tenant improvements existing therein at the Lease Commencement date. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord shall secure and maintain rental income insurance. Landlord may elect to self-insure for the coverages required under this section.

                  If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.

                  (b) Commercial general liability insurance. Such insurance shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Landlord may elect to self-insure for this coverage. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

         20.2 Tenant's Insurance. Tenant shall secure and maintain, at Tenant's expense:

                  (a) All risk property insurance on all of Tenant's fixtures and personal property in the Premises and on any alterations, additions or improvements made by Tenant upon the Premises, all for the full replacement cost thereof (without deduction for depreciation). Such policies shall provide for protection against any perils normally included within the classification of "All Risks" and shall contain endorsements covering demolition and increased costs of construction, water damage (including earthquake sprinkler leakage), vandalism and malicious mischief, and liability for changes in laws or ordinance. Tenant shall use the proceeds from such insurance for the replacement of fixtures and personal property and for the restoration of Tenant's improvements, alterations and additions to the Premises. Landlord shall be named as loss payee as respects alterations, additions or improvements.

                  (b) Workers compensation and employers liability insurance. The employers liability insurance shall afford limits not less than $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease. Such insurance shall comply with Tenant's obligations to the employees under California law.

                  (c) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and the Project. Such insurance shall afford, at a minimum, the following limits:

                            Each Occurrence                           $1,000,000
                            General Aggregate                         $2,000,000
                            Products/Completed Operations Aggregate   $2,000,000
                            Personal & Advertising Injury Liability   $1,000,000
                            Fire Damage Legal Liability               $   50,000
                            Medical Payments                          $    5,000

                  Any general aggregate limit shall apply on a per-location basis.

                  Such insurance shall name Landlord; its trustees, officers, directors, agents and employees; Landlord's Mortgagees; and Landlord's Representatives as additional insureds,

                  This coverage shall include blanket contractual liability, broad form property damage liability and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

                  (d) Business auto liability which insures against bodily injury and property damage claims arising out of the ownership, maintenance or use of "any auto". A minimum of a $1,000,000 combined single limit per accident shall apply.

                  (e) Umbrella excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business auto liability and employers liability policies, which insures against bodily injury, property damage, personal injury and advertising injury claims with the following minimum limits:

                            Each Occurrence                   $5,000,000 minimum
                            Annual Aggregate                  $5,000,000 minimum

                  These limits shall be in addition to and not including those stated for underlying commercial general liability, business auto liability and employers liability insurance. Such policy shall name Landlord; its trustees, officers, directors, agents and employees; Landlord's Mortgagees; and Landlords' Representatives as additional insureds.

         20.3 General Insurance Requirements. All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state of California with a rating of at least "A- VII" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required.

Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord.

Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten days prior to each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord; its trustees, officers, directors, agents and employees; Landlord's Mortgagees; and Landlord's Representatives are included as additional insureds on liability policies and that Landlord is loss payee for property insurance. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew or materially reduce the limits of the policy on the premises without at least 30 days prior written notice to Landlord and Landlord's Representative.

In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the term and thereafter during the term, within 10 days following Landlord's written request thereof, and 30 days prior to the expiration date of any such coverage, Landlord may, but shall not be obligated to obtain the required insurance, and the cost thereof, together with an administrative fee of Five Hundred Dollars ($500), shall be payable by Tenant to Landlord on demand. Nothing in this Section shall be deemed to be a waiver of any rights or remedies available to Landlord under this Lease or at law or in equity if Tenant fails to obtain the required insurance policies and to deliver evidence thereof.

Tenant shall furnish Landlord with renewals or "binders" of each policy, together with evidence of payment of the premium therefore, at least thirty (30) days prior to expiration. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage as required by this Lease.

The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Waiver of Subrogation. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

         20.4 Waiver of Subrogation - Each policy of All Risk Coverage which Tenant obtains for the Premises, and which Landlord obtains for the Building, shall include a clause or endorsement denying the insurer any right of subrogation against the other party hereto to the extent that rights have been waived by the insured party prior to the occurrence of injury or less. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby.

21. ESTOPPEL CERTIFICATE

         21.1 Tenant shall execute, acknowledge and deliver to Landlord within ten (10) days of request by Landlord from Lease Commencement Date or payment in full by Landlord of any contribution toward Tenant Improvements, if any, the form of Estoppel Certificate attached as Exhibit "C" hereto, which shall confirm that the Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified), the date of commencement of this Lease, the date on which rent has been paid, and any such other information as Landlord shall reasonably request. Also, at any time if requested by Landlord, Tenant shall execute and return to Landlord within ten
(10) days the same or a similar form of Estoppel Certificate, provided that Tenant shall not be required to provide Landlord with an Estoppel Certificate more than three (3) times during any twelve month period of the Lease Term. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord and relied upon by prospective purchasers, mortgages, beneficiaries under deeds of trust or assignees thereof. Failure of Tenant to timely execute and return said Certificate to Landlord within said ten (10) days shall be deemed approval of same by Tenant and all information set forth on said Certificate shall be conclusively binding on Tenant.

22. SUBORDINATION AND NONDISTURBANCE

         22.1 Tenant shall, subject to the conditions set forth below, at the request of Landlord, in writing, cause its interest to become subordinate to any such first mortgage or first deed of trust which has been or shall be placed on the land and building or land or building of which the Premises form a part. Tenant shall, at any time hereinafter on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any such first deed of trust or first mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such first mortgage or first deed of trust, provided, however, that such instrument must provide in effect that: (a) in the event of foreclosure or other action taken under the mortgage or deed of trust by the holder thereof, this Lease and the rights of Tenant hereunder (including the right, if any, to extend the Term thereof and for additional space) shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (b) such holder shall permit insurance proceeds and condemnation proceeds to be used for any restoration and repair required by this Lease; and
(c) no property owned or removable by Tenant shall be subject to any lien of the mortgage or deed of trust. Tenant agrees that if the mortgagee, beneficiary, or any person claiming under the mortgagee or beneficiary shall succeed to the interest of Landlord in this Lease, Tenant will recognize said mortgagee, beneficiary, or person as its landlord under the terms of this Lease, provided that said mortgagee, beneficiary, or person for the period during which beneficiary, trustee, or person shall hold Landlord's interest in the Premises shall assume all of its obligations of Landlord hereunder, and shall acknowledge Tenant's rights hereunder. This Section 22.1 shall also apply to Tenant's rights under the Satellite Agreement. Landlord shall use commercially reasonable efforts to obtain from its existing lender a subordination, non-disturbance and attornment agreement that is reasonably acceptable to Tenant and that is on commercially reasonable terms.

23. COMPLIANCE WITH LAWS AND RULES

         23.1 Tenant, at Tenant's sole cost, shall comply at all times with all laws, ordinances, orders, and regulations of all governmental and public authorities with respect to the Premises. Tenant shall also abide by applicable laws and Landlord's rules and regulations with respect to its use of the common areas of the Building and the associated adjacent Parking Facilities controlled or managed by Landlord. A judgment of any court of competent jurisdiction or the admission by Tenant in any judicial or administrative action or proceeding against Tenant that Tenant has violated any such laws, ordinances, or order or regulations, shall be deemed to be conclusive as to Landlord and Tenant. Notwithstanding the foregoing, if any alterations are required because of a change in applicable laws following the Commencement Date, Tenant shall not be responsible to perform the same unless the same are the result of: (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any alterations, or (iv) Tenant's specific and unique use of the Premises; provided, however, that notwithstanding the fact that Tenant is not obligated to perform the same, Tenant shall be obligated to pay for its pro rata share of such Expenses, subject to Section 6.1.3 above, if Landlord performs the same.

         23.2 Tenant and Tenant's agent, servants, and employees, visitors, and licensees shall observe and comply strictly with all reasonable rules and regulations now adopted or which are adopted hereafter for the care, protection, cleanliness, and proper operation of the Building, which shall be enforced by Landlord in a uniform and nondiscriminatory manner. A copy of the current Rules and Regulations is attached as Exhibit "B". Landlord shall have no obligation to Tenant as a result of the violation of any such rules by any tenant or any other person. Landlord shall maintain a copy of such rules in the office of Landlord for inspection by Tenant at any reasonable time. Each and every such rule shall be deemed a material term of this Lease, but no such rule or regulation shall contradict or abrogate any right expressly granted to Tenant under this Lease, or impose additional costs on Tenant..

24.  DESTRUCTION

         24.1 In the event of damage causing a partial destruction of the Premises during the Term of this Lease from any cause as to which repairs can be made within (90) days from the date of the damage under the applicable laws and regulations of governmental authorities, Landlord shall repair said damage promptly and within a reasonable period of time, but Tenant and Tenant's insurance carrier will be solely responsible for repair and replacement, if any, of Tenant Improvement, furniture, fixture, or any other work required in the Premises, and shall repair and replace within said ninety (90) days following full access to the Premises by Tenant, all improvements made at Tenant's expense and all furniture and fixtures in the Premises. Provided, however, that Landlord shall be liable to Tenant for any and all damage to Tenant's furniture, fixtures, Tenant Improvements, or any other work required in the Premises, caused by negligence or greater culpability of Landlord, its agents, servants, employees, invitees, or permitees, and the cost of repairing same, to the extent the cost of such damage is not covered by the insurance required to be carried by Tenant or Landlord under this Lease. Any such partial destruction shall in no way void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made such proportionate reduction to be based upon the extent to which the portion of the Premises not usable by Tenant bears to the total area of the Premises, provided that if such damage is caused by negligence or greater culpability of Tenant, his agents, servants, employees, invitees, or permitees then Tenant shall not be entitled to abatement of rent not covered by insurance. Tenant shall be liable to Landlord for any and all damage caused by negligence or greater culpability of Tenant, his agents, servants, employees, invitees, or permitees and the cost of repairing same and Tenant shall be entitled to no reduction in rent.

         24.2 If such repairs cannot be made within ninety (90) days, Landlord may, at its option, make the same within the period of no more than one hundred twenty (120) days, this Lease continuing in full force and effect and the rent to be proportionately rebated as provided in the previous Section. In the event that Landlord does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, or in the event Landlord does not make the repair within one hundred twenty (120) days, this Lease may be terminated at the option of either party.

         24.3 With respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article, the provisions of any statute or law permitting Tenant to terminate this Lease are waived by Tenant. In the event that the Building which the Premises are situated is destroyed to the extent of thirty-three and one-third percent (33-1/3%) or more of the then replacement cost thereof, the Landlord may elect to terminate this Lease upon not less than one hundred and eighty (180) days notice to Tenant, whether the Premises are injured or not.

         24.4 A total destruction of the Premises or of the Building shall terminate this Lease as of the date of such total destruction. The determination that such total destruction has occurred shall be made by Landlord in its sole discretion which shall be reasonably exercised.

         24.5 Except as stated in Section 24.1 herein with respect to reduction of rent as therein provided, Tenant shall not have any claim whatsoever against Landlord for any damages, nor shall Tenant be released or discharged from any of its obligations, liabilities, or indebtedness hereunder, should the possession by Tenant of the Premises be disturbed or interfered with or affected in any manner whatsoever, and irrespective of how caused, or by whom, excepting only the negligent, intentional, or willful interference in the possession of Tenant by Landlord, its employees, servants, contractors, agents, invitees, or permitees.

         24.6 Upon termination of this Lease pursuant to Article 24, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as to which Landlord is not entitled hereunder.

         24.7 Tenant waives the provisions of California Civil Code Sections 1932 (2) and 1933 (4) and any successor statutes or other statutes or laws which may now or during the Term of this Lease exist and which relate to termination of leases when the thing leased is destroyed, in whole or in part, and agrees that such event shall be governed solely by the terms of this Lease.

         24.8 Anything contained in this Article to the contrary notwithstanding, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages from any casualty covered by this Article occurs during the last twelve (12) months of this Lease or any extensions thereof. Tenant shall have the right to cancel this lease if Landlord elects not to make repairs under Section 24.2.

25. CONDEMNATION

         25.1 If any part of the Premises shall be taken or condemned for public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken or condemned or transferred shall terminate as of the date title shall vest in the condemnor or transferee and the rent payable hereunder shall be adjusted so that tenant shall be required to pay for the remainder of the Term only such portion of the rent as the area in the part remaining that remains useable by Tenant for its business purposes after the taking or condemnation or transfer bears to the area of the entire Premises as of the date title shall vest in the condemnor.

         25.2 In the event of such partial taking or condemnation by judgment, verdict or agreement, Landlord and Tenant each shall have the option to terminate this Lease as of the date title shall vest in the condemnor or transferee. If all of the Premises shall be so taken, condemned, or transferred or such part thereof be so taken, condemned, or transferred so that there does not remain a portion susceptible of occupation hereunder, this Lease shall terminate as of the date title shall vest in the condemnor or transferee and Tenant shall have no responsibility to pay rent from the date of such termination.

         25.3 All compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto, and the Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Landlord may become entitled during the Term hereof by reason of the condemnation of all or part of the Premises. Notwithstanding anything in the foregoing to the contrary, Tenant, if not in default hereunder, shall have the right to receive that portion of the award made expressly for the moving or relocation expenses of Tenant, the trade fixtures of Tenant, any improvements paid for by Tenant, loss of goodwill to Tenant's business, or business disruption of Tenant.

26. INABILITY TO PERFORM

         26.1 This Lease and the obligation of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of his obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability or scarcity of material, strike, or other labor troubles, or any other causes beyond the reasonable control of Landlord. If Landlord is unable to give possession of the Premises to Tenant as provided for under Article 4 hereof within three (3) months after the estimated Lease Commencement Date set forth therein, this Lease shall automatically terminate, and Landlord, by reason thereof shall not be subject to any liability therefor except that Landlord shall return to Tenant all monies which Landlord has theretofore received from Tenant as prepaid rent or as a security deposit.

27. INVOLUNTARY TERMINATION

         27.1 This Lease, at the option of Landlord, shall cease and terminate upon the happening of any of the following events:

         (a) The filing of a petition for any proceeding under the Bankruptcy Act or any amendment thereto by Tenant or any other person against Tenant, and same is not discharged within ninety (90) days of filing.

         (b) A finding or judgment of insolvency of Tenant.

         (c) An assignment for the benefit of creditors by Tenant.

         (d) The levying of a writ of execution on the business of Tenant or on the assets of Tenant which represents thirty-three and one-third percent (33-1/3%) or more of net worth of that Tenant.

         (e) The appointment of a receiver to take possession of the Premises or the assets of Tenant or which represents thirty-three and one-third percent (33-1/3%) or more of the net worth of that Tenant.

28.  DEFAULT

         28.1 Tenant shall be in material default of this lease, if Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than the payment of rent where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given Tenant under applicable Unlawful Detainer statutes. If Tenant shall fail to make any payment of rent or any other payment required to be made by Tenant, as and when due, where such failure shall continue for a period of three
(3) days after written notice thereof from Landlord to Tenant, or if Tenant should abandon, vacate, or surrender the Premises or be dispossessed by any process of law, or Tenant shall fail to perform timely any of its other terms or obligations under this Lease, the same shall constitute an act of default and Tenant shall be in material breach of this Lease, and Landlord, in addition to all other rights or remedies provided by law, shall have the following rights:

                28.1.1In the event Tenant commits an act of default and abandons the Premises, Landlord may elect to continue this Lease in full force and effect and not terminate Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease and by law against Tenant, including without limitation, the right to collect when due rental and other sums payable hereunder, provided that after the occurrence of the act of default and abandonment of the Premises by Tenant and for so long as Landlord does not terminate Tenant's right to possession of the Premises, Tenant shall have the right to assign or sublet this Lease upon the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. Landlord shall not be deemed to have elected to terminate Tenant's right to possession unless Landlord gives Tenant written notice of such election to terminate and in no event shall Landlord's acts of maintenance or preservation of the Premises, efforts to relet the Premises, or obtaining the appointment of a receiver to protect the interest of Landlord under the Lease be deemed to constitute such termination.

                28.1.2Landlord may elect by written notice to Tenant to terminate the Lease at any time after the occurrence of an act of default, and in such event Landlord may, at Landlord's option and to the extent permitted by law, declare this Lease and Tenant's right to possession terminated, re-enter the Premises, remove Tenant's property therefrom and store it for Tenant's account and at Tenant's expense, eject all persons from the Premises, and recover damages from Tenant without hindrance, and Landlord shall not thereby be liable in damages for such re-entry or be guilty of trespass or forcible entry. In the event Landlord elects to so terminate this Lease and Tenant's right to possession, or they are terminated by operation of law, such termination shall cancel all Tenant's options, if any, to extend the Term.

                28.1.3 In the event Landlord elects to so terminate this Lease and Tenant's right to possession in accordance with the foregoing paragraph, or the same are terminated by operation of law, Landlord may recover as damages from Tenant the following:

                  (i) The worth at the time of award of the unpaid rent and other sums due hereunder which had been earned at the time of termination of the Lease; plus

                  (ii) The worth at the time of the award of the amount by which the unpaid rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of such loss of rental and other sums due that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which unpaid rental and other sums due hereunder for the balance of the Term after the time of award exceeds the amount of loss of such rental and other sums that Tenant proves could be reasonably avoided; plus

                  (iv) Any other amount, including attorney's fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's act of default or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of reletting and remodeling the Premises for a new tenant and brokerage fees involved in same.

                28.1.4The "worth at the time of award" of the amounts referred to in subparagraphs 28.1.3 (i) and 28.1.3 (ii) above is computed by allowing interest, at the maximum rate allowable in California as of the date of this Agreement for business loans, from the date(s) such unpaid rental and other sums became due. The "worth at the time of award" of the amount referred to in subparagraph 28.1.3 (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         28.2 Notwithstanding any other provision of this Lease, Landlord shall not have the right to take possession of any of Tenant's business records or the records or personal property located on the Premises of any customer of Tenant or of any other third party. Furthermore, any rights and remedies of Landlord under this Lease are subject to the powers of the California Commission of Financial Institutions, the FDIC and other bank regulatory agencies to enter upon and assume control of the premises and of any personal property thereon.

29. ATTORNEY'S FEES AND HOLD HARMLESS

         29.1 Tenant agrees that if Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises or the Building in which the Premises are a part by reason, in whole or in part, of any act or omission of Tenant and not because of any act or omission of Landlord, the Tenant shall hold harmless the Landlord from all liability by reason thereof, including reasonable attorney's fees incurred by Landlord in such litigation and all taxable court costs. Landlord agrees that if Tenant is involuntarily made a party defendant to any litigation concerning this Lease or the Premises or the Building in which the Premises are a part by reason, in whole or in part, of any act or omission of Landlord and not because of any act or omission of Tenant, the Landlord shall hold harmless the Tenant from all liability by reason thereof, including reasonable attorney's fees incurred by Tenant in such litigation and all taxable court costs. If legal or equitable action shall be brought by Landlord for unlawful detainer of the Premises, for the breach of any term, covenant or provision hereof, the party prevailing in said action (Landlord or Tenant as the case may be) shall be entitled to recover from the party not prevailing costs of suit and a reasonable attorney's fee which shall be fixed by the Judge of the Court, or any court-appointed arbitrator or any Judge pro tem.

30.  WAIVER

         30.1 No covenant, term, or condition or the breach thereof shall be deemed to be waived by Landlord, except by written consent of Landlord, and any waiver or breach of any covenant, term, or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, or condition. Acceptance of all or any portion of rent at any time shall not be deemed to be a waiver of any covenant, term, or condition except as to the rent payment accepted.

31. QUIET POSSESSION

         31.1 Upon delivery of the Premises to Tenant and Tenant's timely paying the Base Rent, Operating Expenses, escalation payments and other sums provided hereunder and timely observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant, so long as not in default hereunder, shall have quiet possession of the Premises for the entire Term hereof, subject to all the provisions of the Lease.

32. SALE BY LANDLORD

         32.1 In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest to Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assign.

33. BROKER REPRESENTATION

         33.1 Landlord and Tenant agree that neither party has appointed a real estate broker to represent it in the negotiation and consummation of the Lease except for Craig Fordyce and Mike Rosendin of Colliers International representing Landlord and Randy Gabrielson and Matt Winters of Cornish & Carey Commercial representing Tenant, whose commissions shall be paid by Landlord pursuant to a separate agreement.

34. CONDITION OF PREMISES

         34.1 Tenant accepts the Premises strictly "as-is", except for latent defects.

35.      PARKING

         35.1 Throughout the Term of this Lease, Tenant shall have the right to lease up to seventy-five (75) employee parking spaces on a monthly basis throughout the Term (but Tenant shall not be obligated to lease all 75 spaces).

         35.2 Throughout the Term of this Lease, and so long as the operator of the parking facility is offering reserved spaces to other tenants of the Property, then Tenant shall have the right to convert up to fifteen (15) of its unreserved employee parking spaces to reserved status by paying the current monthly rate in effect at the time of such conversion, for such conversion.

         35.3 All parking spaces granted or purchased pursuant to this Article shall be located in the parking structure adjacent to the Building and shall be used only for passenger vehicles which will fit inside the parking structure. Tenant is granted the use of all spaces subject to the reasonable rules and regulations for operation of the parking facilities.

         35.4 Tenant agrees not to assign, sublet, or in any way transfer the right to use of the parking spaces, except to any successor to Tenant's Premises.

36. INTENTIONALLY OMITTED.


37. RIGHT OF FIRST OFFER ON EXPANSION SPACE

         37.1 Tenant shall have the on-going right of first offer (the "Right of First Offer") with respect to space on the fifth (5th) floor of the Building (the "Expansion Space"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that any existing tenant in the Expansion Space which has an existing option to renew or extend its term will not extend or renew the term of its lease for a portion of the Expansion Space, or in the event Landlord desires to lease any portion of the Expansion Space to third parties, Landlord shall give Tenant written notice (the "First Offer Notice") of the terms under which Landlord is prepared to lease such portion of the Expansion Space that is available to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market Rate (hereinafter defined) for such portion of the Expansion Space that is available as reasonably determined by Landlord. Tenant may lease such portion of the Expansion Space that is available in its entirety only (it being understood that the Expansion Space consists of different individual spaces, which may be offered to Tenant individually, or as a whole, depending on what the existing tenant has a right to lease or in the case of a third party, what such third party would be willing to lease), under such terms, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within twenty (20) days after Landlord has delivered the First Offer Notice; provided, however, that if Landlord desires to lease any portion of the Expansion Space to a third party, then Tenant shall have, in lieu of such 20-day period, five (5) business days after delivery of the First Offer Notice (and such First Offer Notice shall specify that Landlord desires to lease the Expansion Space to a third party). Notwithstanding the foregoing, Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a First Offer Notice, if:

         1. Tenant is in material default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the First Offer Notice; or

         2. More than fifty percent (50%) of the Rentable Square Footage of the Premises is sublet at the time Landlord would otherwise deliver the First Offer Notice except to a Permitted Transferee; or

         3. The Lease has been assigned prior to the date Landlord would otherwise deliver the First Offer Notice except to a Permitted Transferee; or

         4. Tenant is not occupying at least fifty percent (50%) of the Rentable Square Footage of the Premises on the date Landlord would otherwise deliver the First Offer Notice unless a Permitted Transferee occupies the balance not occupied by Tenant.

         37.2 The term for the Expansion Space shall commence upon the commencement date stated in the First Offer Notice and thereupon such Expansion Space shall be considered a part of the Premises, provided that all of the terms stated in the First Offer Notice shall govern Tenant's leasing of the Expansion Space and only to the extent that they do not conflict with the First Offer Notice, the terms and conditions of this Lease shall apply to the Expansion Space.

         37.3 Tenant shall pay Base Rent and Additional Rent for the Expansion Space in accordance with the terms and conditions of the First Offer Notice, which terms and conditions shall reflect the Prevailing Market Rate for the Expansion Space as determined in Landlord's reasonable judgment.

         37.4 The Expansion Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Expansion Space or as of the date the term for such Expansion Space commences, unless the First Offer Notice specifies any work to be performed by Landlord in the Expansion Space, in which case Landlord shall perform such work in the Expansion Space. If Landlord is delayed delivering possession of the Expansion Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Expansion Space shall be postponed until the date Landlord delivers possession of the Expansion Space to Tenant free from occupancy by any party.

         37.5 Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Expansion Space shall terminate on the earlier to occur of: (i) the date which is one year prior to the expiration of the Term or Renewal Term, as applicable; (ii) Tenant's failure to exercise its Right of First Offer within the applicable time period provided in Section 10.A above; and (iii) the date Landlord would have provided Tenant an First Offer Notice if Tenant had not been in violation of one or more of the conditions set forth in
Section 37.1 above. Additionally, if Tenant does not exercise its Right of First Offer or if Tenant does exercise the Right of First Offer but Tenant fails to execute and deliver the amendment referenced in Section 37.6 below in the time period required thereunder, then Landlord shall be free to lease such Expansion Space to any third party on terms and conditions which do not materially deviate from those set forth in the First Office Notice. Notwithstanding the foregoing, if Tenant fails to exercise its Right of First Offer within the applicable time period provided in Section 10.A above and Landlord leases such Expansion Space to a third party on terms and conditions which do not materially deviate from those set forth in the First Office Notice and thereafter such Expansion Space again becomes available, the same shall be subject to Tenant's Right of First Offer (so long as Tenant had not been in violation of one or more of the conditions set forth in Section 37.1 above). The Right of First Offer is personal to the originally named Tenant and any Permitted Transferee.

         37.6 Documentation. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment to the Lease on the same terms and conditions as are set forth in the Lease (subject to the terms of the First Offer Notice) to the extent such terms are applicable to the Expansion Space (the "Offering Document") providing for Tenant's leasing of the Expansion Space on the terms set forth in the First Offer Notice. A copy of the Offering Document shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Document to Landlord within five (5) business days thereafter.

         37.7 Definition of Prevailing Market Rate. For purposes of this Right of First Offer provision, "Prevailing Market Rate" shall mean the arms length fair market rental rate per square foot for space comparable to the Expansion Space in the Building and office buildings comparable to the Building within a five (5) mile radius of the Building under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market Rate is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Expansion Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has no windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

38. OTHER LEASE

         38.1 Landlord and Tenant are currently parties to that certain Office Lease dated September 2003 for Suite 150 and Suite 200 (collectively, the "Other Premises") in the Building (the "Other Lease").

         38.2 At the option of Landlord, in its sole and absolute discretion, the occurrence of a default hereunder shall also be a default or event of default under the Other Lease and a default or event of default under such Other Lease shall be a default hereunder.

         38.3 So long as Tenant is not in default hereunder, if a casualty occurs which entitles the Landlord to terminate the Other Lease pursuant to its terms and the Landlord does so elect to terminate the Other Lease because of such casualty, then the Tenant shall have the right, in its sole and absolute discretion, to be exercised not later than ten (10) business days after Landlord's election to terminate the Other Lease, to terminate this Lease, which such termination shall be effective thirty (30) days after Tenant's election to terminate (and if not so exercised, then Tenant shall be deemed to have waived such right); provided, however, that the Landlord shall have the right, in its sole and absolute discretion, to remove it election to terminate the Other Lease (in which case Tenant's termination of this Lease shall become null and void) and Landlord must make such election to revoke not later than ten (10) business days after Tenant's election to terminate.


 39. OPTION TO RENEW

         39.1 Provided it is not then in default of this Lease, Tenant shall have an option (the "First Renewal Option") to extend the Term of this Lease for an additional period of five (5) years (the "First Renewal Term"). If Tenant exercises its First Renewal Option, and provided it is not then in default of this Lease, Tenant shall have an additional option (the "Second Renewal Option") to extend the Term of this Lease for an additional period of five (5) years (the "Second Renewal Term"). Any extension of the Term of this Lease pursuant to the First or Second Renewal Options shall be on the same terms and conditions as this Lease, except as to Rent. Base Rent for the First or Second Renewal Term shall be the greater of: (i) the Base Rent in effect for the month immediately prior to the First Renewal Term, in the case of the First Renewal Option, and the month immediately prior to the Second Renewal Term, in the case of the Second Renewal Option, or (ii) 95% of the Prevailing Market Rate for comparable space in Downtown San Jose at the time of the exercise of the First or Second Renewal Option, as applicable. These options shall be exercised, if at all, by Tenant providing Landlord with written notice of its intention to extend the Term of this Lease at least twelve months but not sooner than eighteen (18) months prior to the expiration of the Term or First Renewal Term, as applicable. The then Prevailing Market Rate of the Premises shall be defined to mean the fair market rental value of the Premises as of the exercise of the option, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Downtown San Jose.

         39.2 If Tenant notifies Landlord of its intention to exercise the First or Second Renewal Option, then Tenant and Landlord shall attempt to agree upon the Rent for the applicable Renewal Term.

         39.3 If Tenant and Landlord fail to agree upon the Base Rent for the applicable Renewal Term within thirty (30) days of Landlord's receipt of Tenant's notice of intention to extend the Term, then each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the Rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

         39.4 Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent. If a majority of the appraisers are unable to set the Base Rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Rent. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal process. After the Base Rent has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Base Rent for the Renewal Term.

40. HAZARDOUS MATERIALS

         40.1 Landlord warrants that, to the best of its knowledge, the Premises are free of Hazardous Substances (including, without limitation, asbestos) at the time of delivery to Tenant.

         40.2 Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, or invitees without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises except as permitted above, or if the Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fine, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, and any and all sums paid for settlement of claims, attorneys' fees, consultants' fees, and experts' free) arising during or after the Lease Term and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup removal, or restoration mandated by a federal, state, or local agency or political subdivision.

         40.3 Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. Notwithstanding anything to the contrary in this Section 39 or elsewhere in the Lease, Tenant's indemnification, defense, and hold harmless obligations shall not apply with respect to any Hazardous Substances in, on, under or about the Premises as of the Commencement Date, unless caused by Tenant prior to the Commencement Date, nor to any Hazardous Substances that migrate to the Premises from off-site locations.

         40.4 As used herein, "Hazardous Substances" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the state of California, or the United States Government. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous waste," extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCBs") and petroleum.

         40.5 Without limitation of the foregoing, it is understood that Tenant may use or store Hazardous Substances which are required for the operation of normal office equipment, including, but not limited to copiers, printers, fax machines, etc.


41. INTENTIONALLY OMITTED.

42. INTENTIONALLY OMITTED


43.      MISCELLANEOUS

         43.1 The captions of the paragraphs contained in this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any paragraph of the Lease.

         43.2 All of the terms, covenants, and conditions of the Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, and administrators, successors, and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the Premises other than expressly provided herein.

         43.3 This Lease shall be governed and interpreted solely by the laws of the State of California then in force. Each number, singular or plural, as used in this Lease shall include all numbers and each gender shall be deemed to include all genders.

         43.4 Time is of the essence of this Lease and of each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Each term and covenant contained in this Lease to be performed by Tenant is a condition and any breach of such after notice and the applicable grace period is a material breach of this Lease. If Tenant shall consist of more than one person or organization, each such term and covenant shall be deemed to be the joint and several obligation of each such person or organization. All rights and remedies granted to Landlord by law or equity or under the Lease shall be cumulative and non-exclusive of any other remedy.

         43.5 In the event Tenant hereunder shall be a corporation, the Tenant hereby covenants and warrants that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in California and all franchise and corporate taxes have been paid to date, and all future forms, reports, fees, and other documents necessary to comply with applicable law will be filed when due. Each individual executing this Lease on behalf of said corporation, warrants that the execution and delivery of this Lease by him has been duly authorized by the Board of Directors of the Tenant. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors said corporation authorizing or ratifying execution of this Lease.

         43.6 If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents that this Lease is binding upon Tenant; furthermore, Tenant agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by a general partner of Tenant or any authorized agent of Tenant, shall be binding upon Tenant.

         43.7 The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee). No act or omission of any agent of Landlord or of Landlord's broker shall alter, change, or modify any of the provisions hereof.

         43.8 If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this lease and all other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, only one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         43.9 Tenant agrees and covenants to comply with all of Landlord's rules and regulations as set forth in Exhibit "B" attached hereto. Landlord shall have the right from time to time to promulgate amendments and additional new rules and regulations for the care, safety, maintenance, and cleanliness of the Premises and the Building, or for the preservation of good order. On delivery of a copy of such amendments and additional new rules and regulations to Tenant, Tenant shall comply with same. A violation of any such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the said rules and regulations and any of the provisions of this Lease, the provisions of the Lease shall prevail.

         43.10 The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Should either party institute a legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be in the county in which the Premises are located and Tenant expressly consents to Landlord's designating the venue of any such suit or action. This Lease is the result of negotiations between the parties hereto and shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

                            [SIGNATURE PAGE ATTACHED]

                        Landlord:        RPD ALMADEN, LLC,
                                         a Delaware limited liability company

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________


                        Tenant: BRIDGE BANK NATIONAL ASSOCIATION, INC., a California corporation

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________

                              55 Almaden Boulevard
                        17,570 Total Rentable Square Feet

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

1. Tenant, its agents or employees shall not in any way obstruct the sidewalks, entry, passages, corridors, hall, stairways or elevators, or use the same in any other way than as a means of passage to and from their respective offices, nor bring nor keep anything therein which will obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or which shall conflict with the regulations of the Fire Department or the fire laws or with any insurance policy on the Building or any part thereof, or with any rules or ordinances established by the Board of Health, and they shall not make or permit any improper or unusual noises or odors in the Building, nor bring into nor keep within the Building any animal, bicycle, or motorcycle; and the tenant agrees that it will pay any damages that the Landlord may suffer by a violation of this clause by them, their agents or employees.

2. The wash basins, waterclosets, and urinals shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, ashes, newspaper, or any other substances of any kind shall be discharged into them. The doors between the Premises and the corridors of the Building shall at all times, except when in actual use for ingress and egress, be kept closed.

3. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the outside or inside of said Building without written consent of the Landlord, and if such consent shall be inscribed, painted, or affixed by Landlord or its agent and the cost thereof to be charged to and paid by Tenant. All outside lettering shall be Building standard height and style.

4. When electric wiring of any kind is introduced it must be connected as directed by the Landlord and no boring or cutting of wires will be allowed except with the consent of the Landlord. The location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be prescribed by the Landlord.

5. The Landlord shall have the right to prescribe the weight, size, and position of all safes and other property brought into the Building, and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. The Landlord will not be responsible for loss or damage done to any such safe or property from any cause; but all damage done to the Building by moving or maintaining any such safe or property shall be repaired at the expense of Tenant. All safes shall stand on steel plates of such size as shall be designated by Landlord. Any charges for the Building Structural Engineer to evaluate floor load capacity for any Tenant furnishings (safes, files, library systems, etc.) shall be paid for by Tenant.

6. No additional lock or locks shall be placed by the Tenant on any door in the Building unless written consent of the Landlord shall have first been obtained, and all locks must be identical to the Building Standard and Master Key System. Duplicate keys for any lock shall be ordered through Landlord, Tenant agrees, at the termination of the tenancy, to return all keys for doors and waterclosets. Landlord reserves the right to number all doors and rooms in accordance with the uniform system of numbering throughout the Building.

7. Tenant shall not employ any person or persons other than the janitor of the Landlord for the purpose of cleaning the Premises without the written consent of the Landlord first had and obtained. The Landlord shall be in nowise responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any of his employees, or by any other person, or any other cause. Janitor's services will not include the shampooing of carpets and rugs which, when considered necessary by the Landlord, shall be done by the Tenant.

8. Waste and unnecessary use of electric lights is prohibited. No electric current will be furnished for high-energy-consumption electronic business machines or computers (other than electric typewriters, word processors, desk-top microcomputers, adding machines, microwave ovens, and copy machines), or for hot plates or electric heaters.

9. The requirements of tenants will be attended to only upon application to the Office of the Building. The use of the Building freight elevator must be approved by the Building Manager prior to the delivery or removal of any furnishings or equipment. Building employees shall not perform any work or do anything outside of their regular duties unless under special instructions from the Office of the Building.

10. Tenant agrees not to store goods, wares, or merchandise upon the Premises. Tenant waives the rights conferred upon the Tenant by law to have illuminating gas supplies in or about the Premises leased. Tenant further agrees to use said Premises in conformity with all the laws, regulations, and ordinances of the United States of America, the State of California, the City and County where said Premises are situated, and any national, municipal, or governmental authority whatsoever.

11. No alterations or general contractor work shall be done in any part of the Building, such as painting, changing, or addition of any partitions, door or doors, window or windows, nor shall there be any nailing, boring, or screwing into walls, woodwork, or plastering without the consent of Landlord or its agent. Any such work performed in the Building must be coordinated through the Office of the Building, and comply with Landlord's Rules and Regulations for contractor work in the Building.

12. All glass, locks and trimmings in or upon the doors and windows, respectively, belonging to the Building shall be kept whole and whenever any part thereof shall be broken, the same shall immediately be replaced or repaired and put in order under the direction and to the satisfaction of the Landlord or its agent, and shall be left whole or in good repair.

13. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as Landlord may deem to be advisable for the adequate protection of the property and during the entire day on Sundays and legal holidays. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building Register when so doing, and the watchman in charge may refuse to admit to the Building while it is locked Tenant or any of Tenant's employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or admission to the Building, or for the admission of any unauthorized person to the Building.

14. No pets, other than seeing-eye-dogs for the blind, are allowed in the Building.

15. The Landlord reserves the right to make such other or further reasonable rules and regulations as in its judgment may from time to time be needful or desirable for the safety, care, and cleanliness of the Premises and for the preservation of good order therein.

                                    EXHIBIT C

                              ESTOPPEL CERTIFICATE
                    RE: Lessee's Certification and Agreement
                               ___________________

Gentlemen:

       The undersigned as Lessee of the floors containing square feet in the above-named property from ______________, as Lessor, under Lease dated , has been advised that said Lease will be assigned, directly or by successive assignments, to , (hereinafter referred to as "Assignee") as security for a Mortgage Loan to be made of purchased by Assignee, and as inducement therefor confirms and agrees to Items 1 through 9:

1. It hereby ratifies the above Lease.

2. The aforesaid Lease is in full force and effect and has not been modified, altered, or amended, and constitutes the entire agreement between Lessor and the undersigned and further, the undersigned, as Lessee, will not surrender, cancel or otherwise terminate or seek to surrender, cancel or terminate said Lease except:

         (a) in the case of Lessor's default, upon fifteen (15) days' written notice to Assignee, or upon such other and greater notice to Assignee as is required by said Lease;

         (b) upon written agreement of Assignee.

3. There are no offsets or credits against rentals, and rentals have not been and will not be prepaid except for monthly advance payments require by said Lease, except for the following amounts: .

4. In the event the undersigned receives written notice from Assignee stating that a default has occurred under the mentioned Mortgage Loan, the undersigned will thereafter remit all rental payments as directed and to the address set forth in such written notification.

5. It has received no notice of a prior Assignment, or pledge of rentals under the mentioned Lease.

6. At any time after it takes possession of the Premises, it shall execute, acknowledge, and deliver to Landlord at any time within ten (10) days after request by Landlord, a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified), the date of commencement of this Lease, the date on which the rent has been paid, and such other information as Landlord shall reasonably request. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord and relied upon by prospective purchasers, mortgagees, beneficiaries under deeds of trust or assignees thereof.

7. It has accepted the Building shell pursuant to the terms of the above Lease and is now occupying same.

8. The said Lessor has fulfilled all of its duties relative to the tenant improvement allowance set forth in the above Lease, and is not in default under said Lease, nor does the undersigned know of any occurrence which with the passage of time or the giving of notice would constitute a default of Lessor thereunder.

9. The Lease rentals are now being paid on a current basis and Lessee is not in default thereunder, except as may have been provided in Item 3.

         This Certificate of Agreement shall insure to the benefit of Assignee, its successors and assigns and be binding upon the undersigned and its successors and assigns as Lessee under the Lease.


Date: __________________       Tenant: _______________________________

                               By:____________________________________

                               Title:_________________________________

                                    EXHIBIT D
                       CONFIRMATION OF LEASE COMMENCEMENT

         This Memorandum is made on _____________, 19__, between ___________________ ("Landlord"), and ____________________________________,
("Tenant"), who entered into a lease dated for reference purposes as of __________, 19__, covering certain premises located at ____________________, San
Jose, California, as more particularly described in the Lease. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

         1. The parties to this Memorandum hereby agree to confirm the establishment of the Commencement Date and Expiration Dates of the Term as follows:

                  (a) The date of ________________, 19__, is the "Commencement Date" of the Term;

                  (b) The date of ________________, 19__, is the "Expiration Date" of the Term.

         2. Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                  (b) That the Lease has not been modified, altered or amended, except as follows:

                           __________________________________________________
                           __________________________________________________
                           __________________________________________________
                           __________________________________________________

                  (c) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms;

                  (d) That Landlord has paid in full the outstanding balance of the Construction Allowance and that no further amounts are due and owing to the Tenant; and

                  (e) That the Lease is in full force and effect.

         3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:                                TENANT:


By: ______________________________       By:__________________________________

Its:______________________________       By:__________________________________

                                   EXHIBIT "E"

                                     SIGNAGE

                                 [See Attached]

                                   EXHIBIT "F"

                                   WORK LETTER

         This work letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.

                                    SECTION 1

                             TENANT CASH ALLOWANCE

         A. CONSTRUCTION ALLOWANCE. Tenant shall be entitled to a one-time Tenant allowance in the amount of up to, but not exceeding, Fifteen and 00/100 Dollars ($15.00) per square foot of the Premises, or Two Hundred Sixty Three Thousand Five Hundred Fifty and No/100 ($263,550.00) in total based upon the Premises containing 17,570 square feet ("Construction Allowance"), for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"), as well as for furniture, fixtures and equipment for the Premises, and any moving related expenses (the "Additional Items"). In no event shall Landlord be obligated to make disbursements with respect to the Tenant Improvements and Additional Items pursuant to the Lease in a total amount which exceeds the Construction Allowance and in the event that the total cost of the Tenant Improvements shall exceed the Construction Allowance, then Tenant shall be solely and exclusively responsible for such excess costs. All Tenant Improvements for which the Construction Allowance has been made available shall be deemed Landlord's property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Tenant Improvements. Any unused portion of Construction Allowance shall not be disbursed to Tenant.

         B. DISBURSEMENT OF THE CONSTRUCTION ALLOWANCE. Except as otherwise set forth in this Work Letter, the Construction Allowance, or the portion thereof to be paid to Tenant hereunder, shall be disbursed by Landlord for the Additional Items and for costs related to the construction of the Tenant Improvements but only, with regards to the Tenant Improvements, for items and costs approved in writing by Landlord in advance of Tenant incurring such costs (collectively, the "Construction Allowance Items"). Provided that Tenant has completed Tenant's Work in compliance with this Work Letter and is not in default under the Lease beyond any applicable cure period, and provided that Landlord has received no notice of the filing or threatened filing of any mechanic's or materialmen's lien, Landlord shall disburse to Tenant the amount of Construction Allowance due to Tenant within ten (10) business days after the last to occur of the following: Landlord's receipt of: (i) invoices from Tenant and/or all of Tenant's contractors, subcontractors, laborers, materialmen, and suppliers retained directly or indirectly by Tenant for labor rendered and materials (including the Additional Items) delivered to the Premises ("Tenant's Agents"),
(ii) executed unconditional and irrevocable, final mechanic's lien releases from all of Tenant's Agents (other than those providing the Additional Items) in statutory form which shall comply with Applicable Law (as hereinafter defined),
(iii) a copy of a final certificate of occupancy for the Premises, (iv) copies of all building and other licenses and permits with appropriate sign-offs required under Applicable Law, and (v) all other information reasonably requested by Landlord. Tenant's request for payment of the Construction Allowance shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.

         C. COMPLIANCE. Landlord represents that, the Premises (prior to Tenant undertaking any Tenant Improvements) materially comply with all applicable laws, in effect as of the date of this Lease.


                                    SECTION 2

              PROCEDURE FOR APPROVAL OF TENANT'S AND SPECIFICATIONS

         A. REQUIREMENTS FOR TENANT'S WORKING DRAWINGS AND SPECIFICATIONS. Within fifteen (15) business days after the execution and delivery of the Lease by Landlord and Tenant, Tenant shall submit to Landlord a preliminary schematic drawings of Tenant's proposed improvements. Within fifteen (15) business days after Landlord's approval of Tenant's schematic drawings, as more particularly described below, Tenant shall submit to Landlord complete working drawings and specifications, clearly indicating all items of Tenant's Work, including interior finishes and fixturization plan. Tenant's working drawings and specifications shall be (i) prepared by a licensed architect and/or engineer and/or professional space planner/designer; (ii) in compliance with the design criteria for Tenant Improvements specified by Landlord and with all governing codes and Applicable Law; and (iii) prepared at 1/8" - 1'0" scale and furnished in four (4) duplicate sets.

         B APPROVAL OF TENANT'S WORKING DRAWINGS AND SPECIFICATIONS. Landlord's approval of Tenant's working drawings and specifications shall be required for all items of Tenant's Work in and about the Premises. In this regard, the following procedure shall apply:

                  1. Within fifteen (15) business days after Tenant has submitted to Landlord working drawings and specifications prepared in accordance with Paragraph A hereinabove, Landlord shall return to Tenant the working drawings and specifications marked "Approved", "Approved as Noted", or "Disapproved". Landlord shall not be held responsible for any delays caused by governmental authorities or outside contractors and consultants.

                  2. In the event that Landlord returns the working drawings and specifications, or any portion thereof, marked "Approved as Noted" and/or "Disapproved", Tenant shall, within ten (10) business days after Landlord has returned Tenant's working drawings and specifications, cause said working drawings and specifications (or such portions thereof as Landlord may have returned marked "Approved as Noted" or "Disapproved") to be revised and resubmitted to Landlord for Landlord's approval.

                  3. Within ten (10) business days after such resubmission by Tenant, Landlord shall return to Tenant the revised working drawings and specifications (or such portions thereof as Tenant shall have resubmitted in accordance with paragraph 2 above) marked "Approved", "Approved as Noted", or "Disapproved".

                  4. Subject to the provisions of Paragraph C hereinbelow, the procedures set forth in subparagraphs paragraphs B.2 and B.3 shall apply until Tenant's working drawings and specifications have been approved in all respects. Tenant's working drawings and specifications which have been approved in all respects by Landlord shall be referred to herein as the "Approved Construction Plans".

                  5. Nothing contained in this Paragraph B shall extend the Commencement Date; provided, however, that to the extent there are any Delays Caused by Landlord (as hereinafter defined) and solely as a result of such Delays Caused by Landlord, Tenant is not able to complete the Tenant Improvements on or before the Commencement Date, then the same shall serve to extend the Commencement Date on a day for day basis. The term "Delays Caused By Landlord" shall mean any actual delay that the Tenant encounters in the performance of the Tenant Improvements solely because of: (i) delays by Landlord in the giving of authorizations or approvals requested by Tenant, when the giving of such authorization or approval is within the control of Landlord or
(ii) delays due to the postponement of any Tenant Improvements at the request of Landlord which are not the result of safety issues and/or Tenant's failure to comply with the terms of this Work Letter.

         C. COSMETIC IMPROVEMENTS ONLY. Notwithstanding the foregoing, Section 2 of this Work Letter shall not apply if the only improvements Tenant intends to undertake with the Construction Allowance are strictly cosmetic in nature (such as paint and carpet). If Tenant intends to only undertake cosmetic improvements, then Tenant shall provide written notice of the same to Landlord, together with reasonable detail concerning the cosmetic changes and Landlord in its good faith determination shall determine whether such improvements Tenant intends to undertake are cosmetic in nature.

         D. BACK-UP GENERATOR. Landlord acknowledges that Tenant intends to install a back-up generator on the roof of the Building. The terms and conditions of this Exhibit "F" shall apply to any such installation.

         E. REMOVAL OF TENANT IMPROVEMENTS. Except as otherwise set forth in this Paragraph E of Section 2 of this Work Letter, Tenant shall not be required to remove the Tenant Improvements performed under this Work Letter. Notwithstanding the first sentence of this Paragraph E of Section 2 of the Work Letter, Landlord shall determine, prior to such time as the Approved
Construction Plans are determined, whether Landlord shall require Tenant to remove the back-up generator (and all other equipment installed in connection therewith) and to repair any damage resulting therefrom and shall cause the roof, the Premises and/or the Building to be put into the same condition as existed prior to installation of the back-up generator. Notwithstanding the first sentence of this Paragraph E of Section 2 of the Work Letter, if as part of the Tenant Improvements, Tenant elects to install any vaults and/or safe deposit boxes, then Landlord may require, prior to such time as the Approved Construction Plans are determined, to cause Tenant to remove the same upon the expiration or earlier termination of this Lease.

                                    SECTION 3

                     CHANGES IN APPROVED CONSTRUCTION PLANS

         A. MODIFICATIONS TO APPROVED CONSTRUCTION PLANS. No changes, modifications or alterations to the Approved Construction Plans may be made without the written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. Any additional costs and expenses over and above the Construction Allowance including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services arising by reason of any change, modification or alteration in the Approved Construction Plans, any additional construction costs, including costs of change orders charged by Landlord's contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason of the changes, modifications or alterations to the Approved Construction Plans and any delays directly or indirectly caused by such changes, modifications or alterations to the Approved Construction Plans shall be at the sole cost and expense of Tenant (unless such change, modification or alteration is the result of an applicable government requirement(s) unrelated to the actions or omissions of Tenant, its agents, employees or contractors) and shall be paid by Tenant to Landlord before the performance of the work requested by Tenant.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

         A. ACCEPTANCE OF PREMISES BY TENANT. Tenant shall accept the Premises for the performance of Tenant's Work on the date the Premises are delivered to Tenant per the terms of the Lease. Tenant shall, at Tenant's sole cost and expense, obtain all permits, licenses and other approvals required for Tenant's Work and Tenant's particular use of the Premises.

                                    SECTION 5

                      COMPLETION OF THE TENANT IMPROVEMENTS

         A. CONDITIONS FOR COMMENCEMENT OF TENANT'S WORK. Tenant shall not commence any work in the Premises unless and until the following conditions have been met:

                  1. Approved Construction Plans shall have been achieved;

                  2. Tenant's contractor shall be bonded and licensed;

                  3. Tenant shall have obtained all permits, licenses and approvals from all authorities for Tenant's Work, to be obtained at Tenant's sole cost, and shall furnish Landlord with copies of all said permits;

                  4. Tenant shall have obtained all insurance required under the Lease and shall have furnished Landlord with duplicate originals or certificates of such insurance in accordance with the Lease;

                  5. Tenant shall have furnished Landlord with a certificate of its contractor's worker's compensation and liability insurance, which shall name Landlord as an additional insured;

                  6. Tenant shall have supplied Landlord with a key to all locks installed by Tenant in the Premises; and

                  7.   Landlord   shall  have   consented   in  writing  to  the
commencement of Tenant's Work in the Premises.

         B. GENERAL REQUIREMENTS. All Tenant's Work shall be performed strictly in accordance with the following:

                  1. All Tenant's Work shall at all times comply with the requirements of all applicable laws, codes, ordinances, statutes, orders, rules and regulations of all federal, state, county, municipal and other governmental authorities and any covenants, conditions and restrictions or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws"), Landlord's insurance carrier or rating organization, Landlord's lender and any requirements of all governmental authorities having jurisdiction, and any and all agencies thereof, including requirements relating to utilizing union labor and paying prevailing wages in the locality in which the Project is located;

                  2. All Tenant's Work shall be performed in accordance with the Approved Construction Plans, a copy of which shall be maintained by Tenant at the Premises at all times until final completion of Tenant's Work;

                  3. All Tenant's Work shall be performed without material and/or unreasonable interference with other work being performed in and about the Project, including the Premises;

                  4. Tenant shall cooperate and comply with all rules and regulations which Landlord, its architect or contractor may make in connection with the construction work in the Project;

                  5. Tenant shall comply with Landlord's guidelines for Tenant's construction which are provided to Tenant by Landlord prior to and/or during the course of the performance of Tenant's Work;

                  6. Tenant shall at all times during the performance of Tenant's Work provide Landlord with a key to all locks installed by Tenant or its contractor in the Premises and, after completion of Tenant's Work, Tenant shall, at Tenant's cost and expense, change all such locks; and

                  7. Tenant's entry prior to the commencement of the Lease Term shall be subject to all of the provisions of this Lease, other than the payment of rent and other charges to Landlord.

                  8. All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Project.

                  9. Tenant's contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for its work within the Premises and shall pay to Landlord's Contractor the cost of any temporary utilities and facilities provided by Landlord's Contractor.

                  10. Tenant's contractor shall notify Landlord and Landlord's manager of the Project of any planned work to be done on weekends or other than normal job hours.

                  11. Tenant and Tenant's contractors are responsible for compliance with all applicable codes and regulation of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant's contractor and all applicable safety regulations established by the general contractor for the Project, and Tenant further agrees to indemnify, defend, protect and hold Landlord harmless from and against any loss, costs liability or expense in any way arising out of said work.

                  12. Tenant's contractor and subcontractors shall not post signs in any part of the Project or in or about the Premises unless required by Applicable Law.

                  13. Tenant shall indemnify and hold Landlord harmless from and against any and all actions, claims, demands, costs (including reasonable attorneys' fees), damages, or expenses of any kind which may be asserted against or incurred by Landlord as the result of any occurrence in or about the Premises by reason of Tenant's Work or arising from injury to Tenant or Tenant's invitees, or Tenant's property occasioned or resulting from the performance of Tenant's Work.

         C. TENANT'S WORK WHICH AFFECTS THE BUILDING IN WHICH THE PREMISES ARE SITUATED. All work to be performed by Tenant shall not damage the building of which the Premises are a part or any part thereof, and shall be handled in the following manner:

                  1. Work attached to the structure and/or the roof, such as additional electrical, plumbing, heating, ventilating and air conditioning systems, and any items of Tenant's Work, which, in Landlord's sole discretion, affect the structural or weatherproof integrity of the building in which the Premises are located, including all roof penetrations or roof work of any kind, and any work which affects Landlord's roof warranty, guarantee or bond, shall, at Landlord's option, be:

                           (a) Awarded by Tenant to a licensed contractor; or

                           (b)  Awarded to a  contractor  selected  by  Landlord
("Landlord's Contractor") and administered by
Landlord. In the event Landlord elects to have Landlord's Contractor perform such work, Landlord shall obtain a bid for such work from Landlord's Contractor and shall charge Tenant the actual cost of such work as charged by Landlord's Contractor, plus an administration fee to Landlord, not to exceed ten percent (10%) of the actual cost of said work. The cost of any Tenant's Work performed by Landlord's Contractor pursuant to this subparagraph shall be paid for by Tenant prior to the commencement of the work, upon demand by Landlord.

         D. LANDLORD'S RESERVED RIGHTS. Landlord reserves the following rights with respect to Tenant's Work:

                  1. Landlord shall at all times during the performance of Tenant's Work have a right of access to the Premises for the purpose of performing work in and about the Premises, both in connection with Landlord's construction and/or repair of the Project and the performance of Landlord's Work;

                  2. Landlord shall not be responsible to Tenant for any loss of or damage to any Tenant's property installed or left in the Premises or such other space within the Project prior to completion of Tenant's Work or at any time thereafter during the entire Lease Term;

                  3. Any additional costs and expenses incurred by Landlord arising by reason of any failure of Tenant to comply with the provisions of this Work Letter relating to the performance of Tenant's Work, any modifications to the Approved Construction Plans, or any failure of Tenant to complete Tenant's Work on or prior to the Rent Commencement Date including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services, any additional construction costs, including costs of change orders charged by Landlord's Contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason thereof, including any delays in Landlord's construction of the Project and/or other premises intended to be occupied by tenants or other occupants of the Project, directly or indirectly caused by Tenant's failure to comply with the provisions of this Work Letter, shall be at the sole cost and expense of Tenant.

         E. COMPLETION OF TENANT'S WORK. Tenant's Work shall be deemed to be complete at such time as all of the following shall have occurred:

                  1. Tenant has furnished Landlord with a certificate of occupancy for the Premises;

                  2. Tenant has furnished Landlord with lien waivers or other evidence satisfactory to Landlord of Tenant's lien-free completion of Tenant's Work;

                  3. Landlord, its architect or other authorized designee of Landlord shall have inspected the Premises and approved Tenant's Work;

                  4. Tenant shall have changed all locks to all doors and windows to the Premises; and

                  5. Tenant shall have furnished Landlord with all keys to the Premises.

                                   EXHIBIT "G"

                               SATELLITE AGREEMENT

This Satellite Agreement ("Satellite Agreement") is made for reference purposes only and is dated July __, 2006, by and between RPD ALMADEN, LLC, a Delaware limited liability company ("Landlord"), and BRIDGE BANK NATIONAL ASSOCIATION, INC., a California corporation ("Tenant") and is attached to that certain Office Lease dated of even date herewith by and between Landlord and Tenant (the "Lease").

WHEREAS, Tenant has requested that Landlord consent to Tenant's installation and operation of a satellite antennae from the roof of the building known located at 55 Almaden Boulevard, San Jose, California (the "Building"); and

WHEREAS, the Landlord desires to consent to the installation and operation of the antennae subject to certain conditions;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties contract and further agree as follows:

1. CONSENT. Landlord, in consideration of the covenants and agreements to be performed by the Tenant and upon the terms and conditions herein stated, consents to the Tenant installing, maintaining and operating, during the term of the Satellite Agreement, two (2) satellite dishes (collectively, "Equipment"), of a size, weight, design and shape approved by Landlord, on the roof of the Building for the purpose of transmitting and/or receiving microwave or radio signals, in a manor consistent with Tenant's business. Installation shall be designed and supervised by a duly registered and qualified professional Engineer or Architect approved by the Landlord. The installation shall be actually fastened (bolted, welded or otherwise positively anchored, NOT ballasted) to the structure and properly flashed to the roof membrane with all necessary work to preserve the roof integrity and any warranties. For any transmitting device, the Tenant shall submit data to the Landlord detailing necessary safety precautions that will be used on the installation, including EMF output, in keeping with accepted operating & safety standards.

2. ASSIGNMENT. Tenant shall not be permitted to assign or sublet the Equipment installation and operation rights to any other party (other than a Permitted Transferee (as defined in the Lease) and the right to operate the Equipment shall expire upon the termination of Tenant's Lease or the earlier termination of this Satellite Agreement.

3. RESTRICTIONS. Tenant's operation of the Equipment shall not interfere with the use or operation of other tenant's communications existing on the date of this Satellite Agreement.

4.       INTENTIONALLY OMITTED.

5. LOCATION. The location of the Equipment and any appurtenances thereto shall be at the Landlord's sole discretion. Additionally, Landlord shall have the right, acting in good faith, to cause such Equipment to be relocated from time to time, at the Tenant's sole cost and expense.

6. TERM. The term of this Satellite Agreement shall commence on the date first written above and shall continue until termination is provided under paragraph 17 hereof or upon the termination of the Lease and any amendments thereto, whichever first occurs.

7. INSURANCE. If, the Landlord's insurance premium or real estate assessment increases as a result of the installation and operation of the Equipment, the Tenant shall pay all such increases each year as additional rent within 15 days of receipt of the bill from Landlord. The Tenant will have no right to an abatement or reduction in the amount of rent if for any reason the Tenant is unable to use the Equipment.

8.       INSTALLATION OF EQUIPMENT.

         a. As set forth in paragraph 1, the size, weight, design and shape of the Equipment is subject to Landlord's approval. In this regard, Tenant shall submit all specifications of the Equipment to the Landlord for approval. Tenant agrees to pay Landlord's reasonable cost of review and approval of the plans and specifications within thirty (30) days of written approval from Landlord. Consent of Landlord shall not constitute any representations or warranty by the Landlord that such alterations are feasible, advisable, accurate or sufficient or that the Tenant will be granted permits for construction or operation by appropriate governmental authorities, or that the resulting premises shall be safe, habitable or tenantable, or fit for Tenant's purposes.

         b. Tenant's installation contractor for the Equipment shall be subject to Landlord's prior review and approval and such contractor must provide evidence of insurance satisfactory to the Landlord prior to installation. Tenant's contractors and subcontractors must comply with all building rules in effect, including but not limited to rules relating to the use of elevators, tool storage and removal of debris. Tenant may begin construction within twenty (20) days of Landlord's written approval if all other applicable provisions of this Satellite Agreement have been complied with and within thirty
                  (30) days of commencing construction shall complete the installation of the Equipment.

         c. Upon installation of the Equipment, Landlord has the right to inspect such Equipment in order to verify that such installation and the Equipment complies with the approvals previously given by the Landlord. If such inspection reveals any deviation from Landlord's prior approvals, such deviation shall constitute a breach of this Satellite Agreement and the Landlord may either require that Tenant immediately conform the Equipment to the approved specifications, or terminate this Satellite Agreement pursuant to paragraph 17 herein.

         d. Within 10 days of completion of the installation of the Equipment, the Tenant shall notify the Landlord of same. The work to install the Equipment will be accepted by Landlord when the last of the following conditions occurs:

                  i. Landlord and/or its representatives has inspected the premises after construction is complete and has determined that such construction has been substantially completed in accordance with the approved plans and specifications;

                  ii. Tenant provides Landlord with final certificates and other permits required by law;

                  iii. Tenant certifies to Landlord that Tenant has paid the installation cost in full or established an escrow satisfactory to Landlord;

                  iv. Tenant delivers to Landlord copies of the record drawings and specifications which shall bear the stamp of a lawfully licensed design professional along with modifications annotated thereto; and

                  v. Tenant provides Landlord with copies of final lien waivers from its contractor, as well as any significant subcontractors and suppliers as requested by Landlord, in a form acceptable to Landlord.

If by reason of any construction performed, or materials furnished to the premises for or on behalf of the Tenant, any mechanics or other lien shall be filed, claimed, perfected or otherwise established, the Tenant shall discharge or remove the lien by payment, bonding or otherwise within 15 days after the Tenant receives notice of filing the same.

9. ACCESS. Tenant may only access the roof of the Building through common areas of the Building and Tenant agrees that it will not pass through other tenants' spaces, nor will it interfere with any other tenants' businesses. Additionally, Tenant agrees to give the Landlord reasonable notice prior to accessing the roof, any cabling or communication closets. Tenant also agrees only to access same during normal business hours and upon Landlord's consent, not to be unreasonably withheld.

10. USE OF BUILDING ELECTRICITY. Landlord agrees to allow Tenant to utilize electricity in the Building for the purposes of operating the Equipment. However, the proposed connection of electricity and location of the electric cables on the roof and throughout the Building shall be subject to the Landlord's prior review and approval. Landlord, at its sole discretion, may have a submetering devise installed at Tenant's expense to allocate additional electrical costs to Tenant as a result of the use of the Equipment.

11. CHANGES IN EQUIPMENT. Any future installations or changes in the Equipment or any cables shall be subject to all the conditions and restrictions for original installation of the Equipment as set forth herein, and shall be subject to Landlord's prior approval.

12. NONEXCLUSIVE USE. Landlord reserves the right to install any other equipment or allow other tenants or licensees to install, maintain and operate other equipment on the roof and in the Building. Landlord shall have the right to do maintenance, repairs and remodeling to the Building and roof space at any time without Tenant's prior approval. Operation of the Equipment by the Tenant shall not interfere with the use or operation of any existing communications equipment on, in or about the Building, by Landlord or any third party.

13. INSTALLATION AND MAINTENANCE OF CABLE IN THE BUILDING. In the event that Tenant desires to run any cable through the Building in connection with the installation and maintenance of the Equipment, Tenant agrees to submit work drawings to the Landlord specifying the following:

         a. The locations throughout the Building where the cable will be located.

         b. The manner in which the cabling will be run through the Building.

         c. The communications closets, if any, which will be utilized in installing and maintaining such cabling.

         d. The amount of cable which will be required to be utilized.

         e. The type of cable which will be utilized.

Said work drawings are subject to Landlord's approval and Tenant shall not install any cabling or perform any work until such work drawings have been approved by the Landlord.

         Additionally, Tenant agrees that all cable shall be shielded cable, that the cable coating shall comply with all applicable fire codes and is properly labeled so that it can be identified by the Landlord, Landlord's agents or third parties.

         Tenant further agrees to provide Landlord reasonable notice prior to installing any cable, and such notice shall set forth the times at which Tenant expects to be installing or working on such cables. Tenant agrees that it will not pass through other tenants' spaces, nor interfere with any other tenants' businesses when installing or maintaining such cables.

14.      ZONING.   Tenant   acknowledges   that   the   Landlord   has  made  no
         representations or warranties to the Tenant that the Equipment is permitted under the applicable zoning ordinances. Tenant represents and warrants to the Landlord that it has ascertained that the Equipment and installation thereof is so permitted under the applicable zoning laws, including but not limited to any zoning laws relating to height restrictions.

15. COMPLIANCE WITH LAW. Tenant warrants that it will comply with all applicable laws and regulations of the United States, the State of California or any political subdivision thereof. Tenant further warrants that Tenant shall, at its sole cost and expense, obtain any and all governmental licenses and permits necessary, not only to install said Equipment, but also to operate said Equipment as herein contemplated. Tenant further agrees to obtain and maintain all necessary permits during the term hereof and that if it fails to do so, Landlord may require Tenant to remove the Equipment at Tenant's sole cost and expense

16.      INTENTIONALLY OMITTED.

17. TERMINATION. In the event of a breach of any provision hereof by Tenant, Landlord may terminate this Satellite Agreement upon 10 days written notice to the Tenant at the address set forth below. The Landlord, at its sole option, may require the Tenant at any time prior to the expiration of this Satellite Agreement, to immediately terminate the operation of the Equipment if it is (i) causing physical damage to the structural integrity of the Building, (ii) causing a safety hazard,
         (iii)  interfering with any other service provided by the Building,  or
         (iv) interfering with any other tenant's business. If the Tenant promptly corrects the item(s) in i-iv caused by the Equipment to the Landlord's satisfaction, the Tenant may restore its operation. If, the Tenant is unable or unwilling to correct that item(s) in i-iv caused by the Equipment to the Landlord's satisfaction, Landlord, in its sole discretion, may require Tenant to remove the Equipment at Tenant's own cost and expense. Termination of this Satellite Agreement for cause or otherwise shall not affect the parties rights or responsibilities pursuant to the Lease.

18. INDEMNITY. Tenant shall indemnify and hold harmless Landlord from all claims, suits, losses and liabilities arising from Tenant's installation, maintenance, or operation of the Equipment or any cabling, from any breach or default by the Tenant hereunder, or from any injuries or damages (including but not limited to foreseeable or unforeseeable consequential damages) occurring in connection therewith, whether or not caused in full, or in part, by the negligence of the Landlord. Tenant shall indemnify and hold harmless the Landlord for all damages to other tenants as a result of any interference with any other tenants' business or occupation of the premises.

19. SUBORDINATION. Section 22.1 of the Lease shall govern concerning the subordination of this Agreement.

20. REPAIR AND REMOVAL. Tenant shall not in any manner deface, injure, or damage the roof of the Building, or any portion of the Building and will pay the cost of repairing any damage or injury to the roof, the Building, or any part thereof by the Tenant, its agents or employees. Upon expiration or sooner termination of this Satellite Agreement: (i) Tenant shall promptly remove the Equipment and repair any damages caused by such removal and restore the roof, Building and its contents to the condition it was in prior to the installation of the Equipment. Additionally, at the option of the Landlord, Landlord shall either (i) retain ownership of all cables running through the Building, or (ii) require Tenant, at Tenant's sole cost and expense, to remove such cables, repair any damage caused by such removal, and restore those portion of the Building utilized to the condition they were in prior to the installation of the cable.

         If at any time under the provisions herein Tenant is required to remove the Equipment or cabling from the Building and Tenant is unable or unwilling to do so or the Tenant does not promptly repair damage to the roof, Building or its contents occasioned by the installation, maintenance or operation of the Equipment, Landlord may after ten days notice remove or repair same and charge Tenant for the cost of said removal and/or repairs.

IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this Satellite Agreement, effective on the day and year first above-written.



                        Landlord:        RPD ALMADEN, LLC,
                                         a Delaware limited liability company

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________


                        Tenant: BRIDGE BANK NATIONAL ASSOCIATION, INC., a California corporation

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________